As filed with the U.S. Securities and Exchange Commission on January 10, 2020
Registration No. _____________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

  Freedom Internet Group Inc.
(Name of small business issuer in its charter)

Puerto Rico	[ ]	66-0910894
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

151 Calle San Francisco Suite 200
San Juan, Puerto Rico 00901
855-422-4200
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices and principal place of business)

Alton “Ace” Chapman, Jr.
Chief Executive Officer
Freedom Internet Group Inc.
151 Calle San Francisco, Suite 200
San Juan, Puerto Rico 00901
855-422-4200
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Joel Arberman
Meraki Partners, LLC
11932 Fountainside Circle
Boynton Beach, Florida 33437
Telephone: 516-299-9092
Facsimile: 516-299-9094
  ----------------------------------------------------------------------
Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.
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If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Common Stock, $.01 par value	300,000	$6	$1,800,000	$233.64

(1)
No current trading market exists for our common shares. The offering price has been arbitrarily determined by us and bears no relationship to assets, earnings or other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2)
Calculated pursuant to Rule 457(a) based on the Amount of Securities to be Registered multiplied by the Proposed Maximum Offering Price per Unit.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. SUBJECT TO COMPLETION, DATED JANUARY 10, 2020

PROSPECTUS

FREEDOM INTERNET GROUP INC.
300,000 shares of common stock offered at $6.00 per share

	Sale Total Depending on Percentage of Securities Sold
	Per Share	100%	75%	50%	25%
Public Offering Price	$6.00	$1,800,000	$1,350,000	$900,000	$450,000
Underwriting Discounts and Commissions	$-	$-	$-	$-	$-
Proceeds to Company	$0	$1,800,000	$1,350,000	$900,000	$450,000

This prospectus relates to the registration of 300,000 shares of common stock in Freedom Internet Group Inc., a Puerto Rico corporation (referred to herein as the “Company,” “we,” “our,” “us,” or other similar pronouns). The Company is registering 300,000 shares of common stock at $6.00 per share in a direct public offering (“Offering”). The shares of our common stock subject to the Offering are referred to herein collectively as our “shares.” The shares will be sold on a “best efforts” basis, directly through the efforts of our Chief Executive Officer and our Chief Financial Officer.

Should we be successful in selling all the shares offered, we will receive $1,800,000 in gross proceeds before expenses. We cannot assure you that all or any of the shares will be sold. We estimate our total offering costs to be approximately $245,234, which will be paid from existing corporate funds, thus not affecting the proceeds of this offering. There is no minimum number of shares that must be sold by us for the offering to proceed. Each investor is required to purchase at least 1,000 shares to participate in our offering. See “Plan of Distribution” beginning on page 16 of this prospectus for more information.

This Offering is our initial public offering (“Offering”) and no public market currently exists for the shares we are offering you. Upon completion of this Offering, we intend to have our shares quoted on the OTCQB operated by OTC Markets Group, Inc., although we have made no arrangements to have our shares quoted on the OTCQB as of the date of this prospectus. We cannot assure you that our shares will ever be quoted on the OTCQB.  Consequently, if you purchase shares in this Offering you will not be able to sell your shares in any organized marketplace and may be limited to selling your shares privately. Accordingly, an investment in our shares is an illiquid investment.

This offering shall begin upon the effectiveness of the registration statement of which this prospectus is a part and will terminate on the earlier of: (i) the date when the sale of all 300,000 shares is completed, (ii) 120 days from the effective date of this prospectus or (iii) if the Board of Directors decides to terminate the offering earlier.

Our Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and we will be subject to reduced public company reporting requirements.

We are subject to many risks and an investment in our shares involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment. Carefully consider all the factors described under the heading “Risk Factors” beginning on page 3 before investing in any of our shares. You should rely only on the information contained in this prospectus or any prospectus supplement or amendment thereto. We have not authorized anyone to provide you with different information.

The securities described in this prospectus will not be “Covered Securities” as that term is defined in Section 18(b) of the Securities Act of 1933, as amended, and therefore, will be subject to material restrictions and additional registration requirements at state law. See, the sections “Section 15(g) of the Exchange Act - Penny Stock Disclosure” and “Blue Sky,” below.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is [_______], 2020

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted.

You should also assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus includes forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.”

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all the information that you should consider before investing in the securities being offered here. Before making an investment decision, you should read the entire prospectus carefully, including the sections entitled “Risk Factors”, “Management’s Discussion and Analysis or Plan of Operation,” and our financial statements and the related notes included elsewhere in this prospectus. In this prospectus, unless context requires otherwise, references to “we,” “our,” “us” and “our Company” refer to Freedom Internet Group Inc., a Puerto Rico corporation.

Our Business and Corporate History

We are an early stage company engaged in the business of acquiring, holding and managing royalty interests derived from Internet based businesses, referred to as operators. Royalty interests are passive (non-operating) agreements that provide us with contractual rights to a percentage of revenue produced from operators. The revenue generated by operators is typically from physical or digital product sales, subscriptions and advertising. To date, we have had limited operations.

We were incorporated in Puerto Rico on November 15, 2018. Our business address is 151 Calle San Francisco, Suite 200, San Juan, Puerto Rico 00901 and our telephone number is 855-422-4200. Our website is www.FIGIRoyalty.com. Information contained on our website does not constitute part of this Prospectus.

Offering Summary

Securities offered by Company:
300,000 shares of common stock (the “shares”).

Offering price:
Fixed at $6 per share. The offering price bears no relationship to any objective criterion of value and has been arbitrarily determined. The offering price does not bear any relationship to our assets, book value, historical earnings, or net worth.

Offering term:
The offering will terminate upon the earliest of (i) such time as all the shares have been sold pursuant to this offering or (ii) 120 days from the effective date of this prospectus, except that we may terminate the offering at any time and for any reason.

Number of common shares outstanding before the offering:
3,076,800 shares.

Number of shares outstanding after the offering

if all shares are sold:
3,925,891(1)(2)(3)

Proceeds to us if all the shares are sold in the offering:
$1,800,000 before expenses associated with this offering, which we estimate at $245,234 which will be paid from existing corporate funds, thus not affecting the proceeds of this offering.

Use of proceeds:
To purchase additional royalty interests.

Market for the shares.
There is currently no public market for the shares. We intend to apply to trade the shares on the OTCQB, but we cannot assure you that the shares will be approved for trading on the OTCQB or any other trading exchange.

1)
Excludes 700,000 shares of common stock reserved for future issuance under our 2019 Stock Incentive Plan.

2)
Our Company issued a series of simple agreements for future equity (collectively, the "Series 1 SAFEs"). Pursuant to the terms of the Series 1 SAFEs, as amended, each outstanding Series 1 SAFE will automatically convert into common shares of Company upon the closing of the Next Equity Financing (as defined). The SAFE conversion price is the price per share of the Next Equity Financing minus a discount of 45%. Next Equity Financing means the next sale (or series of related sales) by the Company of its common stock from which the Company receives gross proceeds of not less than $500,000. See “Description of Securities, Series 1 SAFEs” on Page 18.

3)
Assumes the Series 1 SAFEs automatically convert into 549,901 shares of Company common stock upon the occurrence of the Next Equity Financing.

We are subject to many risks and an investment in our shares involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment. Carefully consider all the factors described under the heading “Risk Factors” beginning on page 3 before investing in any of our shares.

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as defined in the JOBS Act because we had less than $1.07 billion in revenues during our last fiscal year. As an emerging growth company, we expect to take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●
being permitted to present only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in this prospectus;

●
not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”);

●
reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●
exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may use these provisions until the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.07 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

As an emerging growth company, we intend to take advantage of an extended transition period for complying with new or revised accounting standards as permitted by the JOBS Act. To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: (i) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (ii) scaled executive compensation disclosures; and (iii) the requirement to provide only two years of audited financial statements, instead of three years.

RISK FACTORS

An investment in the securities offered involves a high degree of risk and represents a highly speculative investment. In addition to the other information contained in this prospectus, prospective investors should carefully consider the following risks before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be materially adversely affected. As a result, the price of our common stock could decline from the offer price and, if the common stock ever trades, the trading price could decline, and you may lose all or part of your investment in our common stock. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Special Note Regarding Forward Looking Statements” in this prospectus.

Additional risks and uncertainties not currently known to us or that we presently deem to be immaterial may also materially and adversely affect our business, prospects, financial condition, results of operations and value of our stock. You should not purchase the securities offered unless you can afford the loss of your entire investment.

RISKS RELATED TO OUR BUSINESS

Because we have a limited operating history, you may not be able to accurately evaluate our operations.

We have had limited operations to date. Therefore, we have a limited history upon which to evaluate the merits of investing in our company. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake.  These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We may incur significant losses into the foreseeable future.  We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations.  There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will ever achieve profitable operations.  If we are unsuccessful in addressing these risks, our business will most likely fail.

We have experienced operating losses in the past and we may not generate sufficient funds to sustain a level of profitability in the future.

Since our inception, we have incurred significant losses and experienced negative operating cash flow. We incurred a net loss from operations of $169,977 from inception to October 31, 2019, and we anticipate that we will continue to incur significant operating losses through at least 2021. Additionally, we expect to continue to make significant operating and capital expenditures in 2019 and beyond in connection with our growth and expansion plans. As a result, we may require additional debt or equity financing to sustain our operations and subsequently generate significant additional revenue to achieve profitability, and we cannot assure you that either of these things will ever occur.

Our profitability is tied to the strength of the companies from whom we purchase royalty interests, which are subject to a number of general business and macroeconomic conditions beyond our control.

Our profitability is closely related to the strength of companies from whom we purchase royalty interests, which can be cyclical in nature and affected by changes in national, state and local economic conditions which are beyond our control. Macroeconomic conditions that could adversely impact the growth of our business and those we have royalty interests with include, but are not limited to, economic slowdown or recession, increased unemployment, increased energy costs, reductions in the availability of credit or higher interest rates, increased costs of conducting business, inflation, disruptions in capital markets, declines in the stock market, adverse tax policies or changes in other regulations, lower consumer confidence, lower wage and salary levels, war or terrorist attacks, natural disasters or adverse weather events, or the public perception that any of these events may occur. Unfavorable general economic conditions, such as a recession or economic slowdown, in the United States or other markets we enter and operate within could negatively affect the affordability of, and consumer demand for, our services, or the services of the companies with whom we have royalty stream agreements, which could have a material adverse effect on our business and profitability.

We may not receive the cash amounts that we expect, or any at all, from any royalty interest and we may never generate sufficient income to become profitable.

Our ability to generate income from royalty interests and become profitable will depend, among other things, upon our ability to successfully evaluate, target and access royalty interests that have the potential to generate significant royalty payments, acquire an interest in the royalty interests for an appropriate purchase price, and enforce the contracts for royalty interests and collect our payments with respect to these royalty interests. Even if we are able to successfully do these and other things that are within our control, there are numerous other factors, some of which are not within our control, that could impact our ability to generate income or cash flows or be profitable, including those discussed in these risk factors.

In addition, there are numerous risks and uncertainties associated with the royalty interests, including that the success of the royalty interests will depend upon the contributions, success and longevity of each operator. We are unable to predict the timing or amount of future cash receipts, or when or whether we will be able to achieve or maintain profitability. Even if we acquire and manage royalty interests as described above, we anticipate incurring significant costs associated with our efforts to achieve or maintain profitability. Further, we may not receive the cash amounts that we expect, or any at all, from any of our current or future royalty interests.

Our business strategy depends in large part on our ability to acquire a number of royalty interests by entering into additional contracts to purchase royalty interests. We may not be able to enter into additional contracts in the future, or enter into the number of additional contracts that we anticipate would be necessary to support our business model.

Our strategy of acquiring, holding and managing royalty interests depends in large part on our ability to benefit from economies of scale. Accordingly, we are actively pursuing additional contracts to purchase royalty interests that we intend to enter into in the future. However, we have no current commitments to enter into another contract to purchase royalty interests.

We do not know if future potential operators will agree to enter into additional contracts to sell royalty interests and we may not be able to attract sufficient additional contracts. For example, future potential operators may not view the contract to sell royalty interests as an attractive value proposition to them due to any number of factors, including differing expectations of an appropriate purchase price, which may be based on any number of factors, such as:

●
we and future potential operators may not agree on the assumptions and estimates used to determine the estimated future earnings of potential royalty interests;

●
potential future operators may not want to incur legal, tax and other burdens associated with entering into a contract, including, for example, ongoing information and disclosure requirements;

●
the potential impact of possible disclosure of the terms of material contracts, and the impact that these disclosure obligations may have on the ability of a contract party to enter into additional deals;

●
any negative perception by the media or others of our business model;

●
any negative perception by the media or others of any of our current contract parties or other future operators, as a result of their decision to sell royalty interests to us, or otherwise; and

●
the performance of royalty interests that we may enter into in the future, and/or the performance of our common stock, which may be worse than anticipated.

As a result, we may be forced to revise our business model to attract additional royalty interests.

We are entirely dependent on the revenue stream from three royalty interests and if we are unable to build a portfolio of royalty interests, the lack of diversification may negatively impact our operating results.

We acquired our first royalty interests in October 2019. We may not be able to purchase additional royalty interests in a timely manner or at all. Since we only have three royalty interests, our lack of diversification may subject us to numerous additional risks, any or all of which may have a substantial adverse impact upon our business.

It is difficult to estimate with precision the projected future royalty payments under any royalty interest because such estimation is necessarily based on future events that may or may not occur and that could change based on a number of factors that are hard to control. As a result, it is difficult to predict an accurate return on investment or rate of return for an investment in our common stock.

Due to the inherent uncertainty in predicting the future, it is difficult to estimate with precision the projected future royalty payments associated with royalty interests. These estimations are based on future events that may or may not occur. Additionally, future events change based on a number of factors that are difficult or impossible to control. As a result, it is difficult to predict an accurate return on investment or rate of return of an investment in any royalty interest, and our competitive position, results of operations, financial condition and cash flows could be materially adversely impacted if we receive less revenue from royalty interests than estimated.

Our business may be adversely affected by competitive market conditions and we may not be able to execute our business strategy.

We expect to increase revenue and cash flow over time through a business strategy which requires us, among other things, to purchase additional royalty interests. We face competition in the acquisition of royalty interests from royalty holders and may not be successful in acquiring royalty interests. Even if we are successful in acquiring additional royalty interests, competition may compel us to purchase such royalty interests at prices that are higher than would otherwise be the case.

Expanding on our portfolio of royalty interests will require sustained management focus, organization and coordination over significant periods of time. This will also require success in building relationships with third parties and in anticipating and keeping up with technological developments and consumer preferences. The results of our strategy and the success of our implementation of this strategy will not be known for some time in the future. If we are unable to implement our strategy successfully or properly react to changes in market conditions, our financial condition, results of operations and cash flows could be adversely affected.

The valuation of the royalty interests and expected royalty payments requires us to make estimates and material assumptions that may ultimately prove to be incorrect. In such an event, we could suffer significant losses that could materially and adversely affect our results of operations.

Our principal assets are expected initially to consist of royalty interests. Those assets are considered “Level 3” assets under Accounting Standards Codification (“ASC”) 820, Fair Value Measurements and Disclosures, as there is currently no active market where we are able to observe quoted prices for identical assets. As a result, our valuation of those assets incorporates significant inputs that are not observable. Fair value of future expected payments is determined by measuring expected returns on the royalty interests. However, valuation of the expected royalty payments is highly speculative and is inherently difficult due to the uniqueness of each operator.

The fair value measurement of Level 3 assets is inherently uncertain and creates additional volatility in our financial statements that are not necessarily related to the performance of the underlying assets. To determine the amount of our purchase price and the fair values of royalty interests, we applied discount rates subjectively determined in our analysis based on assumptions that have not been reviewed by any independent financial advisor. If we determine in the future that the discount rates we used were too low, then our estimate of the fair value of royalty interests may be too high.

We may need additional capital in the future, which may not be available to us on favorable terms, or at all, and may dilute your ownership of our securities.

We have historically relied on outside financing and cash from operations to fund our operations, capital expenditures and expansion. We may require additional capital from equity or debt financing in the future to fund our operations and purchase royalty interests.

We may not be able to secure timely additional financing on favorable terms, or at all. The terms of any additional financing may place limits on our financial and operating flexibility. If we raise additional funds through issuances of equity, convertible debt securities or other securities convertible into equity, our existing shareholders could suffer significant dilution in their percentage ownership of our Company, and any new securities we issue could have rights, preferences and privileges senior to those of the securities we are offering herein. If we are unable to obtain adequate financing or financing on terms satisfactory to us, when we require it, our ability to grow or support our business and to respond to business challenges could be significantly limited.

We may expand through acquisitions of, or investments in, other companies or through business relationships, all of which may divert our management’s attention, resulting in additional dilution to our shareholders and consumption of resources that are necessary to sustain our business.

We may acquire competing or complementary services, technologies or businesses. Any future acquisition, investment or business relationship may result in unforeseen operating difficulties and expenditures. We may encounter difficulties assimilating or integrating the acquired businesses, technologies, products, personnel or operations of the acquired companies, particularly if the key personnel of the acquired company choose not to work for us and we may have difficulty retaining the customers of any acquired business due to changes in management and ownership. Acquisitions may also disrupt our ongoing business, divert our resources and require significant management attention that would otherwise be available for ongoing development of our business. Moreover, we cannot assure you that the anticipated benefits of any acquisition, investment or business relationship would be realized or that we would not be exposed to unknown liabilities, nor can we assure you that we will be able to complete any acquisitions on favorable terms or at all.

If we are unable to negotiate and purchase royalty interests on a cost-effective basis, our business and results of operations will be affected adversely.

To succeed, we must negotiate acceptable agreements to purchase royalty interests on a cost-effective basis, many of whom have not previously entered into royalty stream agreements like ours. We will rely on a variety of methods to attract new customers, such as paying providers of online services, search engines, directories and other websites to provide content, advertising banners and other links that direct customers to our website, direct sales and partner sales. If we are unable to use any of our current marketing initiatives or the cost of such initiatives were to significantly increase or such initiatives or our efforts to satisfy our existing customers are not successful, we may not be able to attract new customers or retain customers on a cost-effective basis and, as a result, our revenue and results of operations would be affected adversely.

If we fail to develop our brand cost-effectively, our business may be adversely affected.

Successful promotion of our brand will depend largely on the effectiveness of our marketing efforts and on our ability to provide reliable and useful services at competitive prices. Brand promotion activities may not yield increased revenue, and even if they do, any increased revenue may not offset the expenses we incur in building our brands. If we fail to successfully promote and maintain our brand or incur substantial expenses in an unsuccessful attempt to promote and maintain our brand, we may fail to attract enough new operators to the extent necessary to realize a sufficient return on our brand-building efforts, and our business and results of operations could suffer.

The market in which we participate is competitive and, if we do not compete effectively, our operating results could be harmed.

The market for our services is competitive and rapidly changing, and the barriers to entry are relatively low. We experience competition from large established businesses possessing large, existing customer bases, substantial financial resources and established distribution channels. We expect competition to persist and intensify in the future. Competition could result in reduced sales, reduced margins or the failure of our services to achieve or maintain more widespread market acceptance, any of which could harm our business and our operating results could be harmed. Our principal competitors include any entity or individual providing businesses with capital, including but not limited to investment banking firms, investment funds, financial institutions, government agencies and private individuals.

Our current and potential competitors may have significantly more financial, technical, marketing and other resources than we do and may be able to devote greater resources to the development, promotion, sale and support of their offerings. Our current and potential competitors may have more extensive customer bases and broader customer relationships than we have. If we are unable to compete with such companies, the demand for our offering could substantially decline.

We will incur significant costs complying with our obligations as a reporting issuer, which will decrease our profitability.

Upon the effectiveness of our registration statement, we will elect to file periodic reports with the U.S. Securities and Exchange Commission (“SEC”), including financial statements and disclosure regarding changes in our operations. In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major impact on the amount of time to be spent by our auditors and attorneys. However, we estimate that these costs will exceed $100,000 per year for the next few years. Those fees will be higher if our business volume and activity increases.  Those obligations will reduce our resources to fund our operations and may prevent us from meeting our normal business obligations. Compliance costs will be charged to operations and will negatively impact our profitability.

Risks Relating to Our Operators

Operators do not owe any fiduciary duties to us or our stockholders, and they have no obligation to enhance the value of the royalty interests or disclose information to our stockholders.

Although operators will be contractually obligated to disclose all material facts to us, we cannot guarantee that the operators will comply with such disclosure requirements or that we can independently verify or uncover material events. In addition, operators have no obligation to enhance the value of the royalty interests. For example, the entrepreneur(s) managing an operator may determine to retire which may have the effect of decreasing future royalty payments on the royalty interests. Furthermore, the operators do not owe any fiduciary duties to us or our stockholders. Our stockholders will have no recourse directly against operators under state or federal laws.

We will own passive interests in royalty interests, and it will be difficult or impossible for us to ensure the businesses are operated in our best interest. We will not have the ability to direct the operations of the assets we have a royalty interest in.

All our future revenue will be derived from royalty interests on assets operated or managed by third parties. We will have limited or no authority regarding the promotion, exploitation, or enforcement of the underlying business. Our strategy of having a royalty interest puts us generally at risk to the decisions of others regarding operating decisions. Although we will attempt to secure contractual rights that will permit us to protect our interests to a degree, there can be no assurance that such rights will always be available or sufficient.

Operators may refuse or fail to make payments to us under royalty agreements.

Our cash flows depend on operators making royalty payments to us. An operator may dispute amounts to which we believe we are entitled or may be unwilling or unable to make payments to which we are entitled, including for reasons discussed elsewhere in these risk factors. In either event, we may become involved in a dispute with an operator regarding the payment of such amounts, including possible litigation. Disputes of this nature could harm the relationship between us and operators and could be costly and time-consuming for us to pursue. Failure of operators to make royalty payments to us for any reason would adversely affect our business and, in particular, the value of our common stock.

In addition, if an operator who may be obligated to make payments to us were to become the subject of a proceeding under the United States Bankruptcy Code or a similar proceeding or arrangement under another state, federal or foreign law, our rights and interests under royalty interests or otherwise may be prejudiced or impaired, perhaps significantly so. In such circumstances, we may be precluded, stayed or otherwise limited in enforcing some or all of our rights under royalty interests or otherwise and realizing the economic and other benefits contemplated therein.

Royalty payments may decrease due to factors outside our control, including operational decisions and other risks faced by operators.

Our ability to receive royalty payments from royalty interests depends in part on the operational success of operators. Actions taken by operators may have the result of decreasing royalty payments. Our financial results are indirectly subject to hazards and risks normally associated with the continued success of business in general.

An investor must rely on us to pursue remedies against operators in the event of any default.

There can be no assurances that an operator will have adequate resources, if any, to satisfy any obligations to us under a royalty agreement. Moreover, royalty payments are an obligation of an operator to us, not obligations to our stockholders. Our stockholders will have no recourse directly against operators.

Royalty interests do not restrict operators from incurring unsecured or secured debt, nor does it impose any other financial restrictions on operators.

If operators incur additional secured or unsecured debt after entering into an agreement with us, or if the operators incur excessive expenses, the operators may be impaired in their ability to make royalty payments to us under a royalty agreement. In addition, additional debt or expenses may adversely affect the operator’s creditworthiness generally, and could result in the financial distress, insolvency, or bankruptcy of the operator. To the extent that an operator has or incurs other indebtedness and expenses and cannot pay all of their indebtedness or expenses, an operator may choose to make payments to other creditors rather than us.

To the extent an operator incurs other indebtedness that is secured, such as mortgage, accounts receivable financing or line of credit, the ability of secured creditors to exercise remedies against the assets of the operator may impair the operators’ ability to make payments to us under the royalty agreement. The operator may also choose to repay obligations under secured indebtedness before making required royalty payments on the royalty agreement.

RISKS RELATED TO OUR MANAGEMENT

If we fail to retain our key personnel, we may not be able to achieve our anticipated level of growth and our business could suffer.

Our future depends, in part, on our ability to attract and retain key personnel. Our future also depends on the continued contributions of our executive officers, each of whom would be difficult to replace. Alton “Ace” Chapman, Jr., our Chief Executive Officer, Noah Rosenfarb our Chief Financial Officer and Ronald Rosenfarb, our Chief Operating Officer, are critical to the management of our business and operations and the development of our strategic direction. The loss of the services of any of these executive officers or key personnel and the process to replace any of our key personnel would involve significant time and expense and may significantly delay or prevent the achievement of our business objectives. Our anticipated growth could strain our personnel resources and infrastructure, and if we are unable to implement appropriate controls and procedures to manage our anticipated growth, we may not be able to successfully implement our business plan.

Because our officers and directors engage in other business activities, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Alton “Ace” Chapman, Jr., our Chief Executive Officer, Noah Rosenfarb our Chief Financial Officer and Ronald Rosenfarb, our Chief Operating Officer, currently devote approximately 40 hours per week (collectively) providing management services to us. While they presently possess adequate time to attend to our interests, it is possible that their demands from their other obligations could increase, with the result that they would no longer be able to devote sufficient time to the management of our business. The loss of any of our officers or directors could negatively impact our business development.

We are anticipating a period of rapid growth in our operations, which may place, to the extent that we are able to sustain such growth, a significant strain on our management and our administrative, operational and financial reporting infrastructure.

Our success will depend in part on the ability of our senior management to manage this expected growth effectively. To do so, we believe we will need to continue to hire, train and manage new employees or contractors as needed. If our new team members perform poorly, or if we are unsuccessful in hiring, training, managing and integrating these new team members, or if we are not successful in retaining our existing employees or contractors, our business may be harmed. To manage the expected growth of our operations and personnel, we will need to continue to improve our operational and financial controls and update our reporting procedures and systems. The expected addition of new team members and the capital investments that we anticipate will be necessary to manage our anticipated growth will increase our cost base, which will make it more difficult for us to offset any future revenue shortfalls by reducing expenses in the short term. If we fail to successfully manage our anticipated growth, we will be unable to execute our business plan.

None of our officers and directors have any meaningful public company accounting or financial reporting education or experience, which increases the risk we may be unable to comply with all rules and regulations.

Our ability to meet our ongoing reporting requirements on a timely basis will be dependent to a significant degree on advisors and consultants. Our officers and directors have no meaningful public company accounting or financial reporting education or experience. As such, there is risk about our ability to comply with all financial reporting requirements accurately and on a timely basis.

If we are unable to implement and maintain effective internal control over financial reporting in the future, investors may lose confidence in the accuracy or completeness of our financial reports and the market price of our common stock may decline.

We need to improve the design, implementation, and testing of the internal controls over financial reporting requirements. If we are unable to remedy material weaknesses or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of its internal control over financial reporting when required, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of the Common Stock could be negatively affected. We also could become subject to investigations by the stock exchange if we are ever listed on an exchange, Securities and Exchange Commission, or the Commission, or other regulatory authorities, which could require additional financial and management resources.

In connection with management’s assessment of our internal control over financial reporting, we identified the following material weaknesses in our internal control over financial reporting as of October 31, 2019:

●
We do not have written documentation of our internal control policies and procedures.

●
Due to our size and nature, segregation of all conflicting duties may not always be possible and may not be economically feasible. To the extent possible, the initiation of transactions, the custody of assets and the recording of transactions should be performed by separate individuals. As of December 31, 2019, the initiation of transactions and recording of transactions are performed by Ronald Rosenfarb, our Chief Operating Officer.

We do not have a compensation or an audit committee, so shareholders will have to rely on our directors to perform these functions.

We do not have an audit or compensation committee comprised of independent directors. These functions are performed by the members of our board of directors. Until we have an audit committee, there may be less oversight of management decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

Our officers and directors own a controlling interest in our voting stock and investors will not have any voice in our management, which could result in decisions adverse to our general shareholders.

Our officers and directors, in the aggregate, will beneficially own or have the right to vote more than 75% of our outstanding common shares on a fully diluted basis, assuming all the shares we are offering are sold and assuming none of the shares are purchased by any of our officers or directors.  As a result, these shareholders, acting together, will have the ability to control substantially all matters submitted to our shareholders for approval including: election of our board of directors; removal of any of our directors, amendment of our certificate of incorporation or by-laws; and adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of their ownership and positions, our officers and directors collectively can influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. The interests of our officers may differ from the interests of the other shareholders, and they may influence decisions with which the other shareholders may not agree. Such decisions may be detrimental to our business plan and/or operations and they may cause the business to fail in which case you may lose your entire investment.

RISKS RELATED TO OUR SYSTEMS

Cybersecurity incidents could disrupt business operations, result in the loss of critical and confidential information, and adversely impact our reputation and results of operations.

We face growing risks and costs related to cybersecurity threats to our data and customer, employee and operator data, including but not limited to:

●
the failure or significant disruption of our operations from various causes, including human error, computer malware, ransomware, insecure software, zero-day threats, or other events related to our critical information technologies and systems
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the increasing level and sophistication of cybersecurity attacks, including distributed denial of service attacks, data theft, fraud or malicious acts on the part of trusted insiders, social engineering, or other unlawful tactics aimed at compromising the systems and data of our officers, employees, operators and their customers (including via systems not directly controlled by us, such as those maintained by independent sales agents, joint venture partners and third party service providers)
●
the reputational and financial risks associated with a loss of data or material data breach (including unauthorized access to our proprietary business information or personal information of our customers, employees and independent sales agents), the transmission of computer malware.

Global cybersecurity threats can range from uncoordinated individual attempts to gain unauthorized access to information technology systems via viruses, worms, and other malicious software, to phishing to advanced and targeted hacking launched by individuals or organizations. These attacks may be directed at the Company, its employees, operators, third-party service providers, joint venture partners and others.

In the ordinary course of our business, we and our third-party service providers store sensitive data, including our proprietary business information and intellectual property and that of our clients as well as personally identifiable information, sensitive financial information and other confidential information of our employees, customers and the customers of our operators. Additionally, we increasingly rely on third-party data processing, storage providers, and critical infrastructure services, including cloud solution providers. The secure processing, maintenance and transmission of this information are critical to our operations and with respect to information collected and stored by our third-party service providers, we are reliant upon their security procedures. A breach or attack affecting one of our third-party service providers or partners could harm our business even if we do not control the service that is attacked.

In addition, the increasing prevalence and the evolution of cyber-attacks and other efforts to breach or disrupt our systems or those of our employees, customers, third-party service providers, joint venture partners, and/or operators and their customers, has led, and will likely continue to lead, to increased costs to us with respect to preventing, investigating, mitigating and remediating these risks, as well as any related attempted or actual fraud.

Our facilities and systems are vulnerable to natural disasters and other unexpected events and any of these events could result in an interruption of our ability to execute our business operations.

We will depend on the efficient and uninterrupted operations of our third-party data centers and hardware systems. The data centers and hardware systems are vulnerable to damage from earthquakes, tornados, hurricanes, fire, floods, power loss, telecommunications failures and similar events. If any of these events results in damage to third-party data centers or systems, we may be unable to provide our clients with our service until the damage is repaired and may accordingly lose clients and revenues. In addition, subject to applicable insurance coverage, we may incur substantial costs in repairing any damage.

Any significant disruption in service on our website or in our computer systems, or in our customer support services, could reduce the attractiveness of our services and result in a loss of customers.

The satisfactory performance, reliability and availability of our services are critical to our operations, level of customer service, reputation and ability to attract new customers and retain customers. Most of our computing hardware are co-located in third-party hosting facilities. None of the companies who host our systems guarantee that our customers’ access to our products will be uninterrupted, error-free or secure. Our operations depend on their ability to protect their and our systems in their facilities against damage or interruption from natural disasters, power or telecommunications failures, air quality, temperature, humidity and other environmental concerns, computer viruses or other attempts to harm our systems, criminal acts and similar events. If our arrangements with third-party data centers are terminated, or there is a lapse of service or damage to their facilities, we could experience interruptions in our service as well as delays and additional expense in arranging new facilities. Any interruptions or delays in access to our services, whether as a result of a third-party error, our own error, natural disasters or security breaches, whether accidental or willful, could harm our relationships with customers and our reputation. These factors could damage our brand and reputation, divert our employees’ attention, reduce our revenue, subject us to liability and cause customers to cancel their accounts, any of which could adversely affect our business, financial condition and results of operations.

We do not have a disaster recovery system, which could lead to service interruptions and result in a loss of customers.

We do not have any disaster recovery systems. In the event of a disaster in which our software or hardware are irreparably damaged or destroyed, we would experience interruptions in access to our services. Any or all these events could cause our customers to lose access to our services.

We rely on third-party computer hardware and software that may be difficult to replace or that could cause errors or failures of our service, which could cause us to suffer a decline in revenues and profitability.

We rely on computer hardware purchased and software licensed from third parties in order to offer our services. This hardware and software may not continue to be available on commercially reasonable terms, or at all. If we lose the right to use any of this hardware or software or such hardware or software malfunctions, our customers could experience delays or be unable to access our services until we can obtain and integrate equivalent technology or repair the cause of the malfunctioning hardware or software. Any delays or failures associated with our services could upset our customers and harm our business.

RISKS RELATED TO OUR SECURITIES AND THIS OFFERING

We have broad discretion to use the net proceeds from this offering to purchase royalty interests.

Our management has broad discretion in the application of the net proceeds from this offering to purchase royalty interests. If we do not use the net proceeds effectively, our business, financial condition, results of operations, and prospects could be harmed, and the market price of our common stock could decline. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities such as money market accounts, certificates of deposit, commercial paper, and guaranteed obligations of the U.S. government that may not generate a high yield to our shareholders.

You will experience substantial and immediate dilution because the price that you pay will be substantially greater than the as adjusted net tangible book value per share of the common stock that you acquire.

Dilution is due in large part to the fact that our earlier investors paid substantially less than the offering price when they purchased shares of our common stock. Our Company issued a series of simple agreements for future equity (collectively, the "Series 1 SAFEs"). Pursuant to the terms of the Series 1 SAFEs, as amended, each outstanding Series 1 SAFE will automatically convert into common shares of Company upon the closing of the Next Equity Financing (as defined). The SAFE conversion price is the price per share of the Next Equity Financing minus a discount of 45%. Next Equity Financing means the next sale (or series of related sales) by the Company of its common stock from which the Company receives gross proceeds of not less than US$500,000. See “Description of Securities, Series 1 SAFEs.”

You will experience additional dilution upon exercise of the outstanding stock options and other equity awards that may be granted under our equity incentive plans, and when we otherwise issue additional shares of our common stock.

Because we can issue additional shares of common stock, our shareholders may experience dilution in the future.

We are authorized to issue up to 200,000,000 shares of common stock. Immediately prior to the closing of this offering, we will have approximately 3,625,891 shares of common stock issued and outstanding, assuming all outstanding convertible securities are automatically converted into equity. Our board of directors has the authority to cause us to issue additional shares of common stock without the consent of any of our shareholders. Consequently, you may experience more dilution in your ownership of our securities in the future.

Our board of directors has the authority, without shareholder approval, to issue preferred stock with terms that may not be beneficial to existing security holders and with the ability to affect adversely shareholder voting power and perpetuate their control over us.

Our certificate of incorporation allows us to issue shares of preferred stock without any vote or further action by our common or preferred shareholders. Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further shareholder approval, including large blocks of preferred stock. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock or other preferred shareholders and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock.

Preferred stock could be used to dilute a potential hostile acquirer. Accordingly, any future issuance of preferred stock or any rights to purchase preferred shares may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock and preferred stock.

We do not intend to pay any cash dividends on our securities, so you will not be able to receive a return on your investment unless you sell your shares.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our securities. Unless we pay dividends, our security holders will not be able to receive a return on their securities unless they sell them.

There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained.  We intend to apply for admission to quotation of our securities on the OTCQB.  If for any reason our securities are not quoted on the OTCQB or a public trading market does not otherwise develop, purchasers of the securities may have difficulty selling their shares should they desire to do so.  No market makers have committed to becoming market makers for our common shares and it may be that none will do so. As a result, you should purchase shares only as a long-term investment, and you must be prepared to hold your shares for an indefinite period.

Financial Industry Regulatory Authority (FINRA) sales practice requirements may limit your ability to buy and sell our shares.

FINRA rules require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares, depressing our share price.

State securities laws may limit secondary trading, which may restrict the states in which, and conditions under which, you can sell the securities sold in this offering.

Secondary trading in securities sold in this offering will not be possible in any state in the U.S. unless and until the securities are qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. We cannot assure you that we will be successful in registering or qualifying our securities for secondary trading or identifying an available exemption for secondary trading in our securities in every state.  If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the securities in any state, the securities could not be offered or sold to, or purchased by, a resident of that state.  If a significant number of states refuse to permit secondary trading in our securities, the market for our securities could be adversely affected.

The price of our common stock may fluctuate significantly.

The market price for our common stock could fluctuate significantly for various reasons, many of which are outside our control. Broad market and industry factors may materially reduce the market price of our common stock, regardless of our operating performance. In addition, price volatility may be greater if the public float and trading volume of our common stock is low. If any of the foregoing occurs, it could cause our stock price to fall and may expose us to litigation, including class action lawsuits that, even if unsuccessful, could be costly to defend and a distraction to management.

The offering price of our securities was arbitrarily determined.

The offering price of the securities we are offering you in this offering has been arbitrarily determined, and it does not necessarily bear any relationship to our asset value, net worth or other established criteria of value. As a result, if you invest in this offering, you will be exposed to a substantial risk of a decline in the value of your securities. Each prospective investor should make an independent evaluation of the fairness of the offering price.

Cautionary Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Forward-looking statements can be identified by words such as: anticipate, intend, plan, goal, seek, believe, project, estimate, expect, strategy, future, likely, may, should, will and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding

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Expected operating results, such as revenue growth and earnings.
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Anticipated amounts of cash payments from royalty interests we purchase.
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Anticipated uses of proceeds
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Anticipated cost to purchase royalty interests.
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Expected ability to acquire royalty interests.
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Anticipated diversification of our portfolio of royalty interests.
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Strategy for marketing to operators who may be interested in the sale of royalty interests.
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Ability to purchase royalty interests that achieve our estimated revenue stream.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

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Our ability to generate enough revenue to sustain a level of profitability in the future.
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Our ability to effectively manage growth.
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Our ability to negotiate favorable royalty interests.
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Economic and financial conditions.
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The impact of availability of bank financing and market interest rates.
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The competitiveness of royalty agreements compared to alternative forms of financing.
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Our ability to collect the correct amount of royalty payments on time.
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Disruptions to our technology network including computer systems and software, as well as natural events such as severe weather, fires, floods and earthquakes or man-made or other disruptions of our operating systems, structures, or equipment.
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Such other factors as discussed throughout the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" section[s] of this prospectus.

Any forward-looking statement made by us in this prospectus is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS

We are conducting this offering on a best-effort basis. There is no minimum number of shares we are required to sell nor is there a minimum amount of money we are required to raise from this offering. If we sell all the shares offered, we will receive $1,800,000 in gross proceeds, but there can be no assurance that all or any of the shares will be sold.

We believe our anticipated funds from operations and the cash we currently have, will provide us with enough funds to meet our cash requirements for our business operations for at least twelve months following the date of this registration statement. Any funds we raise from this offering will be used to purchase royalty interests that are not integral to the success of our business. We do not expect that our business will suffer if we are unable to raise any funds from this offering.

Our officers and directors will have broad discretion in allocating the proceeds of this offering in connection with the purchasing of additional royalty interests. We primarily intend to negotiate royalty interests from Internet based businesses, but we may also acquire existing royalty interests from third parties. Royalty interests are passive (non-operating) agreements that provide us with contractual rights to revenue produced from our operators. The revenue generated by our operators is typically from physical or digital product sales, subscriptions and advertising.

We anticipate spending between $100,000 and $500,000 to purchase each future royalty interest. Our officers have discretion to determine how much to pay for each royalty interest, however, a key element of our business model is the building of a diversified portfolio of high-quality royalty interests from Internet based businesses. We believe that each $450,000 in gross proceeds from this offering will provide us with enough capital to purchase one or two royalty interests. If we sell all the shares offered, we believe the $1,800,000 in gross proceeds will provide us with enough capital to purchase four to eight royalty interests.

We use a series of quantitative, qualitative, financial, and legal criteria by which we evaluate the potential acquisition of royalty interests. We plan to acquire assets with an income focus, and our target is to acquire assets generating uncorrelated income of 15% to 30% internal rate of return, although there can be no guarantee that we will achieve this target. Among the factors considered are: (1) the business track record of revenue and earnings; (2) the type of business that generates royalties; (3) the experience and skill of the active management team of the business; (4) our assessment of the longevity and staying power of the underlying business; and (5) the potential for revenue growth and capital appreciation.

We currently, and generally at any time, have royalty interest opportunities in various stages of review. At this time, we cannot provide assurance that any of the possible transactions under review by us will be concluded successfully. We do not have any letters of intent or agreements to purchase any royalty interest. We will not acquire any royalty interests from affiliates or their family.

We will invest proceeds not immediately required for the purposes described above principally in United States government securities, short-term certificates of deposit, money market funds or other short-term interest-bearing investments.

There have been no services performed, and we do not anticipate that there will be any, by our officers, directors, principal shareholders, their affiliates or associates that will be reimbursed with proceeds from this offering. None of the offering proceeds we receive will be used to make loans to officers, directors or affiliates.

Our anticipated use of proceeds represents our best estimate of the allocation of the net proceeds of this offering based upon the current status of our business. Our estimates may prove to be inaccurate. We based this estimate on various assumptions, including our anticipated sales and marketing expenditures, gross margins, general operating expenses and revenues. If any of these factors change, we may find it necessary to reallocate a portion of the proceeds away from purchasing royalty interests. We may undertake new activities that will require considerable additional expenditures, or unforeseen expenses may occur.

If our plans change or our assumptions prove to be inaccurate, we may need to seek additional financing sooner than currently anticipated or to curtail our operations. If we are required to raise additional capital in the future, we cannot assure you that we will be successful in raising any additional capital, whether in the form of debt or equity, when it is needed or on suitable terms. The cost of debt financing could be high, which may prevent us from earning a profit and the cost of equity financing could be substantially dilutive to our shareholders. If we are unable to raise the capital we need in the time required or on suitable terms, our business will fail and investors could lose their entire investment.

DETERMINATION OF OFFERING PRICE

There is no established public market for the securities being registered. As a result, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by us and do not necessarily bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent, third party has been consulted concerning the offering price for the shares or the fairness of the price used for the shares. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

In determining the initial public offering price of the shares we considered several factors including the following:

  ● the risks we face as a business;
  ● prevailing market conditions, including the history and prospects for the industry in which we compete;
  ● the experience of the officers;
  ● our future prospects; and
  ● our capital structure.

CAPITALIZATION

The following table shows our cash and cash equivalents and capitalization as of October 31, 2019:

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on an actual basis;

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on a pro forma basis to give effect to the automatic conversion of the Series 1 SAFE’s into 549,091 shares of Company common stock upon the occurrence of the Next Equity Financing (as defined).

The pro forma below is illustrative only, and our cash and cash equivalents and total capitalization following the completion of this offering will be adjusted based on the actual initial public offering price and other terms of our initial public offering determined at pricing.

You should read the following table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes thereto appearing elsewhere in this prospectus.

	October 31, 2019	Pro Forma
ASSETS

Current Assets
Cash and cash equivalents	$1,179,497	$1,179,497
Prepaid expenses	5,000	5,000
Due from related party	2,839	2,839
Total Current Assets	$1,187,336	$1,187,336

Royalty Interests	495,675	495,675

Total assets	$1,683,011	$1,683,011

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities
Accounts payable and accrued liabilities	$7,943	$7,943
Commitment reserved for SAFE Agreements	1,812,000	-

Total Liabilities	$1,819,943	$7,943

Stockholders’ Deficit
Preferred Stock; $0.01 par value; 5,000,000 shares authorized; - issued and outstanding	-	-
Common stock; $0.01 par value; 200,000,000 shares authorized, 3,076,800 shares issued and outstanding and 3,625,891 shares issued and outstanding (1)	30,768	36,259
Additional paid in capital	-	1,806,509
Accumulated deficit	(167,700)	(167,700)
Total Stockholders’ Equity (Deficit)	(136,932)	1,675,068
Total Liabilities and Stockholders’ Equity (Deficit)	$1,683,011	$1,683,011

(1) Assumes the Series 1 SAFEs automatically convert into 549,091 shares of Company common stock upon the occurrence of the Next Equity Financing (as defined).

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

The calculations below are based upon (a) 3,076,800 common shares issued and outstanding (excluding the conversion of any outstanding securities) and (b) 3,625,891 common shares issued and outstanding (assuming the Series 1 SAFEs automatically convert into 549,091 shares of common stock upon the occurrence of the Next Equity Financing (as defined)) and, a net tangible book value of $1,187,336 or $0.385 per share of common stock as of October 31, 2019.

Pursuant to the terms of the Series 1 SAFEs, as amended, each outstanding Series 1 SAFE will automatically convert into common shares of the Company upon the closing of the Next Equity Financing (as defined). Next Equity Financing means the next sale (or series of related sales) by the Company of its common stock from which the Company receives gross proceeds of not less than $500,000.

You will suffer substantial dilution in the purchase price of your stock compared to the net tangible book value per share immediately after the purchase.

The following assumes the sale of 100% of the shares of common stock in this offering. After giving effect to the sale of 300,000 shares at an offering price of $6 per share of common stock our net tangible book value as of the closing of this offering would increase from $0.385 to $0.898per share. This represents an immediate increase in the net tangible book value of approximately $0.513 per share to current shareholders, and immediate dilution of about $5.11 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$6.00
Net tangible book value per share prior to offering	$0.385
Increase per share attributable to new investors	$0.513
Net tangible book value per share after offering	$0.898
Dilution per share to new investors	$5.10
Percentage dilution	85%

The following assumes the sale of 50% of the shares of common stock in this offering. After giving effect to the sale of 150,000 shares at an offering price of $6 per share of common stock our net tangible book value as of the closing of this offering would increase from $0.385 to $0.646 per share. This represents an immediate increase in the net tangible book value of $0.261 per share to current shareholders, and immediate dilution of $5.32 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$6.00
Net tangible book value per share prior to offering	$0.385
Increase per share attributable to new investors	$0.261
Net tangible book value per share after offering	$0.646
Dilution per share to new investors	$5.35
Percentage dilution	91%

The following assumes the sale of 25% of the shares of common stock in this offering. After giving effect to the sale of 75,000 shares at an offering price of $6 per share of common stock our net tangible book value as of the closing of this offering would increase from $0.385to $0.519 per share. This represents an immediate increase in the net tangible book value of $0.134 per share to current shareholders, and immediate dilution of $5.42 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$6.00
Net tangible book value per share prior to offering	$0.385
Increase per share attributable to new investors	$0.134
Net tangible book value per share after offering	$0.519
Dilution per share to new investors	$5.48
Percentage dilution	91%

PLAN OF DISTRIBUTION AND TERMS OF THE OFFERING

Offering

We are offering on a best-efforts basis up to 300,000 shares of our common stock at a price of $6 per share. There is no minimum number of shares we are required to sell nor is there a minimum amount of money we are required to raise from this offering. If we sell all the shares offered, we will receive $1,800,000 in gross proceeds, but there can be no assurance that all or any of the shares will be sold.

This offering shall begin upon the effectiveness of the registration statement of which this prospectus is a part and will terminate on the earlier of: (i) the date when the sale of all 300,000 shares is completed, or (ii) 120 days from the effective date of this document.

No Broker Is Being Utilized in This Offering

This offering is a self-underwritten or a “direct public offering,” which means that it does not involve the participation of an underwriter or broker, and as a result, no broker for the sale of our securities will be used. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, FINRA’s corporate finance department must issue a “no objection” position on the terms of the underwriting compensation before the broker-dealer may participate in the offering.

Plan of Distribution

The shares will be sold in a “direct public offering” through Alton “Ace” Chapman, Jr., our Chief Executive Officer, and Noah Rosenfarb, our Chief Financial Officer, each of whom may be considered an underwriter as that term is defined in Section 2(a) (11). Neither of Messrs. Chapman or Rosenfarb will receive any commission in connection with the sale of shares, although we may reimburse them for expenses incurred in connection with the offer and sale of the shares. Messrs. Chapman and Rosenfarb intends to sell the shares being registered according to the following plan of distribution:

Shares will be offered to friends, family, business associates and other associates of Messrs. Chapman or Rosenfarb.

Messrs. Chapman or Rosenfarb will be relying on, and complying with, Rule 3a4-1(a)(4)(ii) of the Exchange Act as a “safe harbor” from registration as a broker-dealer in connection with the offer and sale of the shares. In order to rely on such “safe harbor” provisions provided by Rule 3a4-1(a) (4) (ii), each of Messrs. Chapman or Rosenfarb must be in compliance with all of the following:

●
they must not be subject to a statutory disqualification;
●
they must not be compensated in connection with such selling participation by payment of commissions or other payments based either directly or indirectly on such transactions;
●
they must not be an associated person of a broker-dealer; they must primarily perform, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Company otherwise than in connection with transactions in securities; and
●
they must perform substantial duties for the Company after the close of the offering not connected with transactions in securities, and not have been associated with a broker or dealer for the preceding 12 months, and not participate in selling an offering of securities for any issuer more than once every 12 months.

Each of Messrs. Chapman or Rosenfarb will comply with the guidelines enumerated in Rule 3a4-1(a) (4) (ii). Neither of Messrs. Chapman or Rosenfarb, nor any of their affiliates, will be purchasing shares in the offering.

You may purchase shares by completing and manually executing a simple subscription agreement and delivering it with your payment in full for all shares, which you wish to purchase, to our offices. A copy of the form of that subscription agreement is attached as an exhibit to our registration statement of which this Prospectus is a part. Your subscription shall not become effective until accepted by us. Acceptance will be based upon confirmation that you have purchased the shares in a state providing for an exemption from registration. Our subscription process is as follows:

●
If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. All checks for subscriptions should be made payable to Freedom Internet Group Inc.

●
Subscriptions for shares are irrevocable once made, and funds will only be returned if the subscription is rejected. There will be no escrow account so the proceeds from the sale will be placed directly into our corporate account and all funds received can be immediately used by us upon acceptance of the subscription.

●
We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. Subscriptions not accepted will be returned with all funds sent with the subscription within three business days of the Company’s receipt of the subscription, without interest or deduction of any kind.

Regulation M

We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for purchasing or attempting to induce any person to bid for or purchase the securities being distributed.

DESCRIPTION OF SECURITIES

The following is a summary of the material rights and restrictions associated with our securities. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current certificate of incorporation and bylaws, which are included as exhibits to this Registration Statement.

Common Stock

Our authorized capital stock consists of 200,000,000 shares of common stock, par value of $0.01 per share. As of October 31, 2019, there were 3,076,800 shares of common stock held by 3 holders of record.

Dividends:
The holders of our common stock are entitled to dividends as our board of directors may declare, from time to time, from funds legally available, subject to the preferential rights of the holders of our preferred stock, if any, and any contractual limitations on our ability to declare and pay dividends.

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends, but rather to reinvest earnings, if any, in our business operations.

Distribution to holders of common stock:
Upon any voluntary or involuntary liquidation, dissolution, or winding up of our affairs, the holders of our common stock are entitled to share ratably in all assets available for distribution after payment of creditors and subject to prior distribution rights of our preferred stock, if any.

Non-cumulative voting:
The holders of our common stock are entitled to one vote per share on any matter to be voted upon by shareholders, subject to certain exceptions relating, among other matters, to our preferred stock, if any. Our certificate of incorporation does not provide for cumulative voting in connection with the election of directors, and accordingly, holders of more than 50% of the shares voting will be able to elect all of the directors elected each year, subject to the voting rights of our preferred stock, if any. Except as otherwise provided by law, the holders of a majority in voting power of the shares issued and outstanding and entitled to vote at such meeting of shareholders will constitute a quorum at such meeting of the shareholders for the transaction of business subject to the voting rights of our preferred stock, if any.

Preemptive rights:	Upon the consummation of this offering, no holder of our common stock will have any preemptive right to subscribe for any shares of our capital stock issued in the future.

Series 1 SAFE’s

Our Company issued a series of simple agreements for future equity (collectively, the "Series 1 SAFEs"). Pursuant to the terms of the Series 1 SAFEs, as amended, each outstanding Series 1 SAFE will automatically convert into common shares of Company upon the closing of the Next Equity Financing (as defined). The SAFE conversion price is the price per share of the Next Equity Financing minus a discount of 45%. Next Equity Financing means the next sale (or series of related sales) by the Company of its common stock from which the Company receives gross proceeds of not less than $500,000.

As of October 31, 2019, there were $1,812,000 in aggregate value of Series 1 SAFEs held by 13 holders of record. In the event our Company raises at least $500,000 from the sale of common stock, the Series 1 SAFEs automatically convert at $3.30 per share, into 549,091 shares of Company common stock.

Preferred Stock

Our certificate of incorporation provides that our board of directors may, by resolution, establish one or more classes or series of preferred stock having the number of shares and relative voting rights, designations, dividend rates, liquidation, and other rights, preferences, and limitations as may be fixed by them without further shareholder approval. The holders of our preferred stock may be entitled to preferences over common shareholders with respect to dividends, liquidation, dissolution, or our winding up in such amounts as are established by the resolutions of our board of directors approving the issuance of such shares.

The issuance of our preferred stock may have the effect of delaying, deferring or preventing a change in control of us without further action by the holders and may adversely affect voting and other rights of holders of our common stock. In addition, issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire a majority of the outstanding shares of voting stock. As of October 31, 2019, no shares of our preferred stock have been issued and we have no plans to issue any shares of preferred stock.

Options

Our board of directors has authorized the 2019 Stock Incentive Plan which provides us with the ability to issue options on up to 700,000 common shares. As of December 31, 2019, there were no stock options issued.

Warrants

As of December 31, 2019, there were no warrants issued or outstanding.

Anti-takeover provisions

There are no anti-takeover provisions that may have the effect of delaying or preventing a change in control.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

No Public Market for Common Stock

This is our initial public offering and no public market currently exists for the securities being offered. Consequently, our shareholders will not be able to sell their shares in any organized marketplace and may be limited to selling their shares privately. Accordingly, an investment in our shares is an illiquid investment.

Following the closing of this offering, we intend to apply to trade our shares on the OTCQB. We cannot guarantee you that we will ever be able to list our securities on the OTCQB or any other trading medium or exchange. Investors should view an investment in our stock as a long-term investment.

Blue Sky

Our common stockholders and persons who desire to purchase our common stock shares in any trading market that may develop should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having our shares available for trading on the OTCQB or other trading medium, investors should consider any secondary market for our securities to be a limited one.

We intend to seek coverage and publication of information about us in an accepted publication which permits a “manual exemption”. This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. The listing entry must contain: (1) the names of issuers, officers, and directors; (2) an issuer’s balance sheet; and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may be unable to secure a listing containing all of this information. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. The manual exemption services, offered by Mergent, currently “Blue Sky” securities up to 39 states. Securities quoted on the OTCQX and OTCQB may be covered in the 29 states that have provided the OTC Markets with a manual exemption through formal rule changes, no-action letters, administrative orders.

The shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

Stock transfer agent

We have not engaged the services of a transfer agent at this time. We plan to retain the services of an independent stock transfer agent upon closing of this offering.

Recent sales of unregistered securities

Set forth below is information regarding all securities issued by our Company since inception on November 15, 2018.

1.
Equity Financing

In connection with organizing our Company, on January 24, 2019 we issued 3,076,800 shares of Company common stock to Alton “Ace” Chapman, Jr., Noah Rosenfarb and Ronald Rosenfarb for total consideration of $30,768, or $0.01 per share. The fair value was determined to be $0.01 per share because the shares were issued after our company was formed and at the time, the company had no assets or revenue. The shares issued to our founders are not being registered by this registration statement and we have no plans to register their shares in the future.

2.
Series 1 SAFE Financing

On March 13, 2019, our Company closed on the issuance of a series of simple agreements for future equity (collectively, the "Series 1 SAFEs") in the principal amount of $1,812,000. Pursuant to the terms of the Series 1 SAFEs, as amended, each outstanding Series 1 SAFE will automatically convert into common shares of Company upon the closing of the Next Equity Financing (as defined). The SAFE conversion price is the price per share of the Next Equity Financing minus a discount of 45%. Next Equity Financing means the next sale (or series of related sales) by the Company of its common stock from which the Company receives gross proceeds of not less than $500,000.

We issued these securities in reliance upon the exemption under Section 4(2) of the Securities Act of 1933 based on the fact that the issuance of these shares did not involve a “public offering” due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and quantity of securities offered. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to receive a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering."

The investors who purchased securities made representations that (a) the investor is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the investor agrees not to sell or otherwise transfer the purchased securities unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the investor has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (d) the investor had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (e) the investor has no need for the liquidity in its investment in us and could afford the complete loss of such investment.

The investors negotiated the terms of the transactions directly with our executive officers. No general solicitation was used, no commission or other remuneration was paid in connection with these transactions, and no underwriter participated. Based on an analysis of the above factors, these transactions were affected in reliance on the exemption from registration provided in Section 4(a)(2) and Regulation D of the Securities Act for transactions not involving any public offering.

Other than the securities mentioned above, we have not issued or sold any securities.

PRINCIPAL SHAREHOLDERS

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person (including any group) known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. As of the date of this prospectus, assuming the Series 1 SAFEs automatically convert into 549,091 shares of common stock upon the occurrence of the Next Equity Financing (as defined), there are 3,625,891 shares of common stock outstanding and no preferred stock outstanding.

Each stockholder's address is in care of our company at 151 Calle San Francisco, Suite 200, San Juan, Puerto Rico 00901

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (2)	Percentage Before Offering	Percentage After Offering (3)
Common Stock	Alton “Ace” Chapman, Jr, Chief Executive Officer and Director	1,461,500 shares	40.3%	37.2%
Common Stock	Noah Rosenfarb Chief Financial Officer and Director	1,461,500 shares	40.3%	37.2%
Common Stock	Ronald RosenfarbChief Operating Officer	153,800 shares	4.2%	3.9%
Common Stock	SAFE conversions	549,091	15.2%	14.0%
Common Stock	Shares issued under this prospectus (1)	300,000	-	7.6%
	All officers and directors as a group (3)	3,076,800 shares	100%	100%

(1)
Assumes that our officers and directors do not acquire shares in our offering.

(2)
All shares are directly owned, and no shares are indirectly owned.

(3)
Assumes the sale of the maximum amount of this offering (300,000 shares of common stock) by us and the conversion of all outstanding convertible securities assuming we raise at least $500,000 from this offering. The aggregate number of shares to be issued and outstanding after the offering is 3,925,891.

All persons named in the table have sole voting and investment power with respect to all shares of the common stock beneficially owned by them.

Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock upon the Company becoming a fully reporting company under the Exchange Act by the Company filing a Form 8-A.  The Company intends to file a Form 8-A immediately upon effectiveness of this registration statement thus registering a class of securities under Section 12 of the Exchange Act.  Until such time, the officers and directors and persons who own more than ten percent will not have to file such reports.  Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are compiled within a timely fashion.

Shares Available For Future Sales

Future sales of our common stock in the public market, or the availability of such shares for sale in the public market, could adversely affect market prices prevailing from time to time.

Based on the number of shares of our common stock outstanding as of December 31, 2019, upon the completion of this offering, 3,925,891 shares of our common stock will be outstanding, assuming all 300,000 shares are issued in this offering and the SAFE conversion.

Approximately 300,000 of our outstanding shares will be freely tradable except that any shares held by our affiliates, as that term is defined in Rule 144 under the Securities Act, may only be sold in compliance with the limitations described below.

Rule 144

In general, under Rule 144 of the Securities Act, as in effect on the date of this prospectus, any person who is not our affiliate at any time during the preceding three months, and who has beneficially owned the relevant shares of our common stock for at least six months, including the holding period of any prior owner other than one of our affiliates, would be entitled to sell an unlimited number of shares of our common stock into the public markets provided current public information about us is available, and, after owning such shares for at least one year, including the holding period of any prior owner other than one of our affiliates, would be entitled to sell an unlimited number of shares of our common stock into the public markets without restriction.

A person who is our affiliate or who was our affiliate at any time during the preceding three months, and who has beneficially owned restricted securities for at least six months, including the affiliates, is entitled to sell within any three-month period a number of shares that does not exceed 1% of the number of shares of our common stock then outstanding.

Sales under Rule 144 by our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Equity Compensation Plan Information

Plan category	Number of securities to beissued upon exercise of outstanding options,warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	700,000	Not applicable	700,000
Equity compensation plans not approved by security holders	0	Not applicable	0
Total	700,000	Not applicable	700,000

(a)
In September 2019, the board of directors approved the 2019 Plan and our stockholders approved its adoption. We have reserved seven hundred thousand (700,000) shares of our common stock for issuance under the 2019 Plan.
(b)
As of December 31, 2019, we have not issued any stock options under the 2019 Plan.
(c)
As of December 31, 2019, we have 700,000 shares that can be issued under the 2019 Plan.

DESCRIPTION OF OUR BUSINESS

Business Summary

We are engaged in the business of acquiring, holding and managing royalty interests derived from Internet based businesses. Royalty interests are passive (non-operating) agreements that provide us with contractual rights to revenue produced from our operators.

We were incorporated in Puerto Rico on November 15, 2018. Our address is 151 Calle San Francisco, Suite 200, San Juan, Puerto Rico 00901 and our telephone number is 855-422-4200.

Principal Services

We are engaged in the business of acquiring, holding and managing royalty interests derived from Internet based businesses. Royalty interests are passive (non-operating) agreements that provide us with contractual rights to revenue produced from our operators. The revenue generated by our operators is typically from physical or digital product sales, subscriptions and advertising.

Our purchase of royalty interests enables entrepreneurs to raise non-dilutive capital and retain control of their businesses. When we enter into royalty interest agreements, our primary objectives are to generate revenue streams from our operators and increase our corporate cash flow. In some cases, we may also generate a premium on our original purchase price if a royalty interest is redeemed by an operator or third-party such as a buyer of an operator. We plan to acquire royalty interests that can generate a 15% to 30% internal rate of return, although there can be no guarantee that we will achieve this target.

Royalty interests are purchased for a fixed amount of capital in exchange for pre-determined royalty payments. Depending on the unique agreement, (i) royalty payments can be made monthly, quarterly or annually, (ii) royalty payments can be made in perpetuity or for a limited amount of time, (iii) royalty payment calculations can change during the term of the royalty interest agreement based on certain performance metrics or time and (iv) royalty payments can be calculated off gross revenue of our operators, or off net-revenue, which accounts for certain defined adjustments to gross revenue, or off unit sales.

Strategy

We look for businesses operated by managers, referred to as operators, and acquire a passive interest so that we can participate in the revenue generated.

We use a series of quantitative, qualitative, financial, and legal criteria by which we evaluate the potential acquisition of royalty interests. We plan to acquire assets with an income focus, and our target is to acquire assets generating uncorrelated income of 15% to 30% internal rate of return, although there can be no guarantee that we will achieve this target. Among the factors considered are: (1) the business track record of revenue and earnings; (2) the type of business that generates royalties; (3) the experience and skill of the active management team of the business; (4) our assessment of the longevity and staying power of the underlying business; and (5) the potential for revenue growth and capital appreciation.

We have established our business model based on the premise that acquiring non-operating, passive royalty interests in businesses that can produce above average returns. The key elements of our business model and growth strategy are as follows:

1.
Focus on non-operating royalty interests in high-quality Internet based businesses.
2.
Negotiate new royalty interest agreements with operators.
3.
Acquire pre-existing royalty interests from third parties.
4.
Partner with experienced managers that have a proven track record.
5.
Provide flexible royalty interest acquisition terms that work for operators and us.

Customers

We primarily intend to negotiate royalty interests from Internet based businesses, but we may also acquire existing royalty interests from third parties. A key element of our business model is the building of a diversified portfolio of high-quality royalty interests from Internet based businesses.

We currently, and generally at any time, have royalty interest acquisition opportunities in various stages of active review. At this time, we cannot provide assurance that any of the possible transactions under review by us will be concluded successfully.

Wiz Motions, LLC

On October 10, 2019, we acquired a royalty interest from Wiz Motions, LLC (“Wiz”) a limited liability company formed in the State of Wyoming. Wiz provides their clients with custom video animation explainer videos. We purchased a royalty interest from Wiz for $300,000 which provides us with a perpetual 10% of all future gross sales generated by Wiz through www.WizMotions.com and all other sources. We expect our first royalty payment from Wiz in February 2020. Royalties payments are due quarterly.

Offito, LLC

On October 15, 2019, we acquired a royalty interest from Offito, LLC (“Offito”) a limited liability company formed in the State of Wyoming. Offito provides their clients with an application to help monetize their website traffic. We purchased a royalty interest from Offito for $195,000 which provides us with a percentage of all future Net Sales (defined below) as follows: 50% of the first $10,000, 35% of the next $10,000 and 25% of any amount over $20,000.

Under the agreement with Offito, Net Sales is defined as the gross revenue received by the operator from operations of the business of www.Offito.com minus certain deductions or offsets including (i) discounts allowed in amounts customary in the trade, (ii) sales, tariff duties, and use taxes directly imposed and with reference to particular sales, (iii) outbound transportation prepaid or allowed and (iv) amounts allowed or credited on returns. No deductions from Net Sales shall be made for commissions paid to sales agents or employees, overhead expenses or for costs of collections. We expect our first royalty payment from Offito in January 2020. Royalties payments are due quarterly.

Growth Stack, Inc.

On November 22, 2019, we acquired a royalty interest from Growth Stack, Inc., (“Growth Stack”) a corporation formed in the State of Nevada. Growth Stack provides their clients with various Internet applications, website tools and information services. We purchased a royalty interest from Growth Stack for $250,000, which provides us with a percentage of all future Net Sales (defined below) as follows: 5% of the first $100,000 of Net Sales per month, and 3% of the next $100,000 of Net Sales per month. We will also receive 1% of the Net Sales in excess of $200,000 per month, until we receive a total of $500,000 in aggregate royalty payments from Growth Stack. We are also entitled to a payment of between $500,000 and $1 million in the event (i) Growth Stack elects to buy-out the royalty interest or (ii) Growth Stack undergoes a change of control. In addition, we have the right of first refusal to acquire Growth Stack assets in the event the operator decides to sell, and we have received a personal guarantee for royalty payments due by the principal shareholder of Growth Stack.

Under the agreement with Growth Stack, Net Sales is defined as the gross revenue received by the operator from operations of the business of www.SocialTools.me, www.StorageUnitAuctionList.com, www.PicReel.com, www.OnlinePRnews.com, and www.LongTailPro.com minus certain deductions or offsets including (i) discounts allowed in amounts customary in the trade, (ii) sales, tariff duties, and use taxes directly imposed and with reference to particular sales, (iii) outbound transportation prepaid or allowed and (iv) amounts allowed or credited on returns. No deductions from Net Sales shall be made for commissions paid to sales agents or employees, overhead expenses or for costs of collections. We expect our first royalty payment from Growth Stack in April 2020. Royalties payments are due monthly.

For additional information regarding the above-mentioned royalty agreements, you should review in their entirety each of the royalty agreements which are attached as exhibits to the registration statement of which this prospectus is a part.

Sales and Marketing

We presently identify prospective royalty opportunities through personal relationships of our CEO Alton “Ace” Chapman, Jr. In the future, we plan to pay for online advertisements and may enter into third-party marketing agreements to expand our reach. At present, there is no direct correlation between revenues and marketing expenses.

Competition

The market for our services is competitive and rapidly changing, and the barriers to entry are relatively low. We experience competition from large established businesses possessing large, existing customer bases, substantial financial resources and established distribution channels. We expect competition to persist and intensify in the future, which could harm our ability to increase sales, limit customer attrition and maintain our prices. Competition could result in reduced sales, reduced margins or the failure of our services to achieve or maintain more widespread market acceptance, any of which could harm our business and our operating results could be harmed. Our principal competitors include any entity or individual providing businesses with capital, including but not limited to investment banking firms, investment funds, financial institutions, government agencies and private individuals.

Our current and potential competitors may have significantly more financial, technical, marketing and other resources than we do and may be able to devote greater resources to the development, promotion, sale and support of their products. Our current and potential competitors may have more extensive customer bases and broader customer relationships than we have. If we are unable to compete with such companies, the demand for our products could substantially decline.

Intellectual Property

We do not own any patents, trademarks, licenses, franchises or concessions aside from the FIGIroyalty.com domain name.

Technology

We currently use off the shelf technology to operate our business.

Regulation of our Business

We are subject to common business, tax and regulations pertaining to the operation of our business. We believe that compliance of governmental regulations will be additional responsibilities of our management.

Employees

We have no full-time employees. We have three part-time employees:

-  Our Chief Executive Officer
-  Our Chief Operating Officer
-  Our Chief Financial Officer

We also have one part-time subcontracted accountant in the United States.

Properties

Our corporate headquarters is located in San Juan, Puerto Rico. We rent our corporate headquarters for $75 per month, on a month to month basis. We believe that additional space may be required as our business expands and believe that we can obtain suitable space as needed.

Material agreements

Consulting Agreement with Maxim Partners, LLC

We entered into two agreements with Maxim Partners, LLC, a Puerto Rico limited liability company, to provide us with business consulting services until January 31, 2021, including to consult and advise about: (a) our corporate structure and strategic advice in connection with going public; (b) engaging appropriate SEC counsel, auditors, transfer agents and other professionals for the purpose of going public as a registered fully reporting public company; (c) assistance in the compilation of information necessary for preparation of this registration statement; (d) advice on responses to registration statement comments by the Securities and Exchange Commission and comments by FINRA regarding quotation of our securities and (e) compilation of the information necessary to achieve a Standard Manual exemption for secondary trading.

We have paid Maxim Partners, LLC a cash consulting fee of $115,000. We are obligated to pay additional cash consulting fees of $85,000 upon achievement of certain milestones.

Please see “Executive Compensation - Employee, Severance, Separation and Change in Control Agreements” for a description of our employment agreements with our officers and directors.

Legal proceedings

We may from time to time be involved in routine legal matters incidental to our business; however, we are currently not involved in any litigation, nor are we aware of any threatened or impending litigation.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

  The name, age and position of our officers and directors is set forth below:

Name	Age	Title	Held Position Since
Alton “Ace” Chapman, Jr.	39	Chief Executive Officer, Director	November 2018
Noah Rosenfarb	43	Chief Financial Officer, Principal Accounting Officer, Chairman of the Board of Directors	November 2018
Ronald Rosenfarb, Esq.	47	Chief Operating Officer, Secretary	November 2018

The term of office of each director of the Company ends at the next annual meeting of the Company's stockholders or when such director's successor is elected and qualifies.  No date for the next annual meeting of stockholders is specified in the Company's bylaws or has been fixed by the Board of Directors.  The term of office of each officer of the Company ends at the next annual meeting of the Company's Board of Directors, expected to take place immediately after the next annual meeting of stockholders, or when such officer's successor is elected and qualifies.

BACKGROUND INFORMATION ABOUT OUR OFFICERS AND DIRECTORS

The board of directors believes that each of the directors set forth above has the necessary qualifications to be a member of the board of directors. Each of the directors has exhibited during his prior service as a director the ability to operate cohesively with the other members of the board of directors. Moreover, the board of directors believes that each director brings a strong background and skill set to the board of directors, giving the board of directors as a whole competence and experience in diverse areas, including corporate governance and board service, finance, management and industry experience.
The following information sets forth the backgrounds and business experience of the directors and executive officers.

Alton “Ace” Chapman, Jr. has been Director and Chief Executive Officer since November 2018. Mr. Chapman is also the Founder and Manager of Partners Equity Fund since the year 2000. Mr. Chapman has a BA in Business Administration from Colgate University.

Mr. Chapman’s qualifications to serve on our board of directors include his knowledge of our company and the Internet industry and his leadership at our company.

Noah Rosenfarb, CPA has been Chairman of the board of directors since November 2018 and Chief Financial Officer since January 2019. Mr. Rosenfarb is also Chief Executive Officer of Freedom adVentures, Inc. an accounting and consulting firm since February 2018, Chief Executive Officer of Freedom Wealth Advisors, LLC an investment advisory firm since April 2007 and Chief Executive Officer of Freedom Advisors, LLC, a consulting firm since January 2007. In addition, Mr. Rosenfarb presently serves on committees for Entrepreneurs' Organization Global Deal Exchange, United Way of Broward County Legacy Society, member of United Way of Broward Toqueville Society, Jewish Federation of Broward County Legacy Society and Jewish Federation of South Palm Beach County Legacy Society.

Mr. Rosenfarb has a BS in Accounting from Rutgers College and has been a CPA since 2000.

Mr. Rosenfarb’s qualifications to serve on our board of directors include his knowledge of our company and the Internet industry and his leadership at our company.

Ronald Rosenfarb, Esq. has been Chief Operating Officer since January 2019. Mr. Rosenfarb is also Chief Operating Officer of Freedom adVentures, Inc. an accounting and consulting firm since January 2018. From August 2011 to December 2017, Mr. Rosenfarb was a Senior Manager at Rosenfarb LLC. Mr. Rosenfarb has a JD from Rutgers Law School and was a member of the New York and New Jersey bar from 1997 to 2018. He is also the author of "Winning with Financial Damages Experts: A Guide for Litigators."

Director Compensation

Directors are entitled to reimbursement for expenses in attending meetings but receive no other compensation for services as directors. Directors who are employees may receive compensation for services other than as director. No compensation has been paid to directors for services. There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

Director Independence

Although we do not currently trade on the NASDAQ or any other trading medium, our Board of Directors has reviewed each of the Directors’ relationships with the Company in conjunction with NASDAQ Listing Rule 5605(a)(2) that provides that an “independent director” is ‘a person other than an executive officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company's Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.’ Our Board of Directors has affirmatively determined that none of our directors are independent directors that are independent of management or free of any relationship that would interfere with their independent judgment as members of our Board of Directors. The following members of our Board of Directors, Alton “Ace” Chapman, Jr. and Noah Rosenfarb are not independent directors pursuant to the standards described above.

Committees of the Board of Directors

The Board of Directors has no nominating, auditing or compensation committees or any committee performing a similar function. The functions of those committees are being undertaken by the entire board as a whole. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Code of Ethics

In connection with the consummation of this offering, we plan to adopt a written code of business conduct and ethics, to be known as our code of conduct, which will apply to our chief executive officer, our chief financial officer, our chief accounting officer and all persons providing similar functions.

A code of ethics is a written standard designed to deter wrongdoing and to promote

-  honest and ethical conduct,
-  full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,
-  compliance with applicable laws, rules and regulations,
-  the prompt reporting violation of the code, and
-  accountability for adherence to the code.

A copy of our Code of Business Conduct and Ethics has been filed with the Securities and Exchange Commission as an exhibit to this Form S-1 filing. Any person desiring a copy of the Code of Business Conduct and Ethics, can obtain one by going to www.sec.gov and looking at the attachments to this Form S-1.

Term of office

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and qualified. Officers hold their positions at the will of the Board of Directors.

No legal proceedings

During the past ten years, none of our directors or officers have been subject of the following events:

1.
A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.
Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

ii)
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator,  floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii)
 Engaging in any type of business practice; or

iii)
 Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.
The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5.
Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.
Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.
Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i)
Any Federal or State securities or commodities law or regulation; or

ii)
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

iii)
Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.
Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Other than Alton “Ace” Chapman, Jr., Noah Rosenfarb and Ronald Rosenfarb, no other person[s] served as a promoters or control person for our Company.

Family Relationships

Noah Rosenfarb and Ronald Rosenfarb are brothers.

CONFLICTS OF INTEREST

Our directors and officers are and may become, in their individual capacity, officers, directors, controlling shareholders and/or partners of other entities engaged in a variety of businesses. There exist potential conflicts of interest including allocation of time between us and their other business activities.

There are no arrangements, agreements or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of our affairs.

No proceeds from this offering will be loaned to any present shareholder, officer, director or promoter. We also will not use proceeds of this offering to purchase the assets of any company which is beneficially owned by any of our current or future officers, directors, promoters or affiliates.

RELATED PARTY TRANSACTIONS

The following sets forth certain transactions involving us and our directors, executive officers and affiliates.

Other than the arrangements described under “Executive Compensation,” and “Material Agreements” there has not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company's total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

Our Company does not have any formal written policies or procedures for related party transactions, however in practice, our board of directors reviews and approves all related party transactions and other matters pertaining to the integrity of management, including potential conflicts of interest and adherence to standards of business conduct.

EXECUTIVE COMPENSATION

Introduction

The information below provides an overview of our executive compensation program, together with a description of the material factors underlying the decisions that resulted in the compensation provided to our Chief Executive Officer and the other executive officers who were the highest paid during the fiscal year ended October 31, 2019 (collectively, the “named executive officers”), as presented in the tables which follow this introduction.

Objective of Compensation Policy

The objective of our compensation policy is to provide a total compensation package to each named executive officer that will enable us to:

●
attract, motivate and retain outstanding individual named executive officers;

●
reward named executive officers for attaining desired levels of profit and shareholder value; and

●
align the financial interests of each named executive officer with the interests of our shareholders to encourage each named executive officer to contribute to our long-term performance and success.

Overall, our compensation program is designed to reward individual and Company performance. As discussed further below a significant portion of named executive officer compensation is comprised of a combination of annual cash bonuses, which reward annual company and executive performance, and equity compensation, which rewards long-term company and executive performance. We believe that by weighting total compensation in favor of the bonus and long-term incentive components of our total compensation program, we appropriately reward individual achievement while at the same time providing incentives to promote company performance. We also believe that salary levels should be reflective of individual performance and therefore factor this into the adjustment of base salary levels each year.

Employee, Severance, Separation and Change in Control Agreements

Alton “Ace” Chapman, Jr.

Mr. Chapman is our Chief Executive Officer. Under the terms of our verbal agreement, beginning January 1, 2020, he will be paid a salary of $36,000 per year and is entitled to reimbursement of reasonable business expenses, vacation and sick days in accordance with our corporate policy and any health benefits we may offer employees in the future. Mr. Chapman will devote up to 10 hours per week to our company. He does not have a non-competition agreement with the company but is not separately engaged, nor does he anticipate being separately engaged, in the purchase of royalty interests from Internet based businesses.

For the fiscal year ended October 31, 2019, we paid Mr. Chapman $0 in salary.

Noah Rosenfarb

Mr. Rosenfarb is our Chief Financial Officer. Under the terms of our verbal agreement, beginning January 1, 2020, he will be paid a salary of $36,000 per year and is entitled to reimbursement of reasonable business expenses, vacation and sick days in accordance with our corporate policy and any health benefits we may offer employees in the future. Mr. Rosenfarb will devote up to 10 hours per week to our company. He does not have a non-competition agreement with the company but is not separately engaged, nor does he anticipate being separately engaged, in the purchase of royalty interests from Internet based businesses.

For the fiscal year ended October 31, 2019, we paid Mr. Rosenfarb $0 in salary.

Ronald Rosenfarb

Mr. Rosenfarb is our Chief Operating Officer. Under the terms of our verbal agreement, he is currently paid a salary of $36,000 per year and is entitled to reimbursement of reasonable business expenses, vacation and sick days in accordance with our corporate policy and any health benefits we may offer employees in the future. Mr. Rosenfarb will devote up to 20 hours per week to our company. He does not have a non-competition agreement with the company but is not separately engaged, nor does he anticipate being separately engaged, in the purchase of royalty interests from Internet based businesses.

For the fiscal year ended October 31, 2019, we paid Mr. Rosenfarb $29,642 in salary.

Summary Compensation Table

The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our officers and directors:

Name	Year1	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Alton “Ace” Chapman, Jr.	2019	0	0	0	0	0	0	0	0
Chief Executive Officer	2018	0	0	0	0	0	0	0	0

Noah Rosenfarb	2019	0	0	0	0	0	0	0	0
Chief Financial Officer	2018	0	0	0	0	0	0	0	0

Ronald Rosenfarb	2019	29,642	0	0	0	0	0	0	29,642
Chief Operating Officer	2018	0	0	0	0	0	0	0	0

1 Since inception on November 15, 2018

Pension, retirement or similar benefit plans

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Stock Option Grants

We did not grant any stock options to anyone during the most recent fiscal period ended October 31, 2019.

Outstanding Equity Awards at October 31, 2019

There are no outstanding equity awards for the most recent fiscal period ended October 31, 2019.

Potential Payments Upon Termination or Change In Control

Not applicable

INDEMNIFICATION

Pursuant to the certificate of incorporation and bylaws of our Company, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest.  In certain cases, we may advance expenses incurred in defending any such proceeding.  To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the Commonwealth of Puerto Rico.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

At present, there is no litigation or proceeding involving a director or officer of ours as to which indemnification is being sought, nor are we aware of any threatened litigation that may result in claims for indemnification by any officer or director.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the securities was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Legal

The validity of the shares covered by the registration statement of which this prospectus is a part has been passed upon for us by David M. Bovi, P.A.

Accounting

The financial statements included in this Prospectus and in the Registration Statement have been audited by Hancock Askew & Co., LLP, to the extent and for the period set forth in their report appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

Cautionary statement

The following discussion and analysis should be read in conjunction with the financial statements as included with this Form S-1. The results shown herein are not necessarily indicative of the results to be expected for any future periods.

This discussion contains forward-looking statements, based on current expectations with respect to future events and financial performance and operating results, which statements are subject to risks and uncertainties, including but not limited to those discussed below and elsewhere in this Prospectus that could cause actual results to differ from the results contemplated by these forward looking statements. We urge you to carefully consider the information set forth in this Prospectus under the heading “Special Note Regarding Forward Looking Statements” and “Risk Factors”.

Background overview

We are engaged in the business of acquiring, holding and managing royalty interests derived from Internet based businesses, referred to as operators. Royalty interests are passive (non-operating) agreements that provide us with contractual rights to revenue produced from operators. The revenue generated by operators is typically from physical or digital product sales, subscriptions and advertising.

Our purchase of royalty interests enables entrepreneurs to raise non-dilutive capital and retain control of their businesses. When we enter into royalty interest agreements, our primary objectives are to generate revenue streams from operators and increase our corporate cash flow. In some cases, we may also generate a premium on our original purchase price if a royalty interest is redeemed by an operator or third-party such as a buyer of an operator. We plan to acquire royalty interests that can generate a 15% to 30% internal rate of return, although there can be no guarantee that we will achieve this target.

Royalty interests are purchased for a fixed amount of capital in exchange for pre-determined royalty payments. Depending on the unique agreement, (i) royalty payments can be made monthly, quarterly or annually, (ii) royalty payments can be made in perpetuity or for a limited amount of time, (iii) royalty payment calculations can change during the term of the royalty interest agreement based on certain performance metrics or time and (iv) royalty payments can be calculated off gross revenue of each operator, or off net-revenue, which accounts for certain defined adjustments to gross revenue, or off unit sales.

We primarily intend to negotiate royalty interests directly from operators, but we may also acquire existing royalty interests from third parties. A key element of our business model is the building of a diversified portfolio of high-quality royalty interests from Internet based businesses.

We use a series of quantitative, qualitative, financial, and legal criteria by which we evaluate the potential acquisition of royalty interests. We plan to acquire assets with an income focus, and our target is to acquire assets generating uncorrelated income of 15% to 30% internal rate of return, although there can be no guarantee that we will achieve this target. Among the factors considered are: (1) the business track record of revenue and earnings; (2) the type of business that generates royalties; (3) the experience and skill of the active management team of the business; (4) our assessment of the longevity and staying power of the underlying business; and (5) the potential for revenue growth and capital appreciation.

We currently, and generally at any time, have royalty interest acquisition opportunities in various stages of active review. At this time, we cannot provide assurance that any of the possible transactions under review by us will be concluded successfully.

Wiz Motions, LLC

On October 10, 2019, we acquired a royalty interest from Wiz Motions, LLC (“Wiz”) a limited liability company formed in the State of Wyoming. Wiz provides their clients with custom video animation explainer videos. We purchased a royalty interest from Wiz for $300,000 which provides us with a perpetual 10% of all future gross sales generated by Wiz through www.WizMotions.com and all other sources. We expect our first royalty payment from Wiz in February 2020. Royalties payments are due quarterly.

Offito, LLC

On October 15, 2019, we acquired a royalty interest from Offito, LLC (“Offito”) a limited liability company formed in the State of Wyoming. Offito provides their clients with an application to help monetize their website traffic. We purchased a royalty interest from Offito for $195,000 which provides us with a percentage of all future Net Sales (defined below) as follows: 50% of the first $10,000, 35% of the next $10,000 and 25% of any amount over $20,000.

Under the agreement with Offito, Net Sales is defined as the gross revenue received by the operator from operations of the business of www.Offito.com minus certain deductions or offsets including (i) discounts allowed in amounts customary in the trade, (ii) sales, tariff duties, and use taxes directly imposed and with reference to particular sales, (iii) outbound transportation prepaid or allowed and (iv) amounts allowed or credited on returns. No deductions from Net Sales shall be made for commissions paid to sales agents or employees, overhead expenses or for costs of collections. We expect our first royalty payment from Offito in January 2020. Royalties payments are due quarterly.

Growth Stack, Inc.

On November 22, 2019, we acquired a royalty interest from Growth Stack, Inc., (“Growth Stack”) a corporation formed in the State of Nevada. Growth Stack provides their clients with various Internet applications, website tools and information services. We purchased a royalty interest from Growth Stack for $250,000, which provides us with a percentage of all future Net Sales (defined below) as follows: 5% of the first $100,000 of Net Sales per month, and 3% of the next $100,000 of Net Sales per month. We will also receive 1% of the Net Sales in excess of $200,000 per month, until we receive a total of $500,000 in aggregate royalty payments from Growth Stack. We are also entitled to a payment of between $500,000 and $1 million in the event (i) Growth Stack elects to buy-out the royalty interest or (ii) Growth Stack undergoes a change of control. In addition, we have the right of first refusal to acquire Growth Stack assets in the event the operator decides to sell, and we have received a personal guarantee for royalty payments due by the principal shareholder of Growth Stack.

Under the agreement with Growth Stack, Net Sales is defined as the gross revenue received by the operator from operations of the business of www.SocialTools.me, www.StorageUnitAuctionList.com, www.PicReel.com, www.OnlinePRnews.com, and www.LongTailPro.com minus certain deductions or offsets including (i) discounts allowed in amounts customary in the trade, (ii) sales, tariff duties, and use taxes directly imposed and with reference to particular sales, (iii) outbound transportation prepaid or allowed and (iv) amounts allowed or credited on returns. No deductions from Net Sales shall be made for commissions paid to sales agents or employees, overhead expenses or for costs of collections. We expect our first royalty payment from Growth Stack in April 2020. Royalties payments are due monthly.

For additional information regarding the above-mentioned royalty agreements, you should review in their entirety each of the royalty agreements which are attached as exhibits to the registration statement of which this prospectus is a part.

Results of Operations

For fiscal year ending October 31, 2019:

Revenues

We generated no revenue from inception to our fiscal year ending October 31, 2019. We do not expect to achieve revenues from royalty interests until January 2020.

Operating Expenses

Our operating expenses of $169,977 from inception to our fiscal year ending October 31, 2019 consisted primarily of incorporation services, rent, accounting services and consulting services. We expect our operating expenses to increase in 2019-2020 as a result of increased operating activity to implement our business plan and the added expenses associated with the filing of a public offering and thereafter reporting with the Securities and Exchange Commission.

Other Income

We generated other income of $2,277 from inception to our fiscal year ending October 31, 2019 consisting primarily of interest income in the amount of $2,226 and other rebates.

Net Loss

We recorded a net loss of $167,700 for our fiscal year ending October 31, 2019.

Liquidity and Capital Resources

As of October 31, 2019, we had total current assets of $1,187,336 consisting primarily of cash and we had total current liabilities of 1,819,943 as of October 31, 2019. Of the liabilities recorded at October 31, 2019, $1,812,000 is related to amounts received under convertible SAFE agreements.

From inception through October 31, 2019, the Company used $167,596 of cash in operating activities. Our primary source of cash outflows include payroll, accounting services, audit services, legal services, regulatory expense and consulting services. Cash outflows typically occur in close proximity of expense recognition.

From inception through October 31, 2019, the Company raised $1,842,768 in cash from financing activities. Our primary source of cash inflows totaling $1,812,000 is capital raised from investors and $30,468 was invested by the founders. We believe that our existing cash on hand and additional cash generated from operations will provide us with sufficient liquidity to meet our operating needs for the next 12 months.

At October 31, 2019, we had no non-cancellable lease obligations and we had we had no other off-balance sheet arrangements, commitments or guarantees that require additional disclosure or measurement.

Critical Accounting Policies

Our critical accounting policies, including the assumptions and judgments underlying them, are disclosed in the Notes to the Financial Statements. We have consistently applied these policies in all material respects. We do not believe that our operations to date have involved uncertainty of accounting treatment, subjective judgment, or estimates, to any significant degree.

In connection with the acquisition of royalty interests, we expect to adopt the following significant accounting policies:

Revenue Recognition

We intend to recognize revenue upon cash receipt of royalty payments. We have the right to conduct audits of the operators’ calculations to ensure that all performances are included and that the appropriate royalty rates are utilized.

In May 2014, the Financial Accounting Standards Board issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), which supersedes nearly all existing revenue recognition guidance under U.S. GAAP. The new guidance provides a five-step process for recognizing revenue that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The new guidance also requires expanded qualitative and quantitative disclosures related to the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers. The new guidance is effective for public companies with annual reporting periods beginning after December 31, 2017, and is to be applied either retrospectively to each prior reporting period presented or retrospectively with the cumulative effect of initially applying it recognized at the date of initial adoption. Early adoption is permitted for all entities but not before the original effective date for public entities. All other entities should apply the guidance in ASU 2014-09 to annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. All other entities may apply the guidance in ASU 2014-09 earlier as of an annual reporting period beginning after December 15, 2016, including interim reporting periods within that reporting period. Under ASU 2014-09, the Company will be required to estimate the amount of royalties on the accrual basis. The Company has elected to delay the application of new accounting standards under the provisions of our status as an emerging growth company pursuant to the JOBS Act. We will adopt this standard using the full retrospective methodology for our annual period ending on October 31, 2020 as allowed by the JOBS Act. Adoption will not have a material effect on our financial statements.

Royalty Interests

We intend to adopt the policy of amortizing the cost of royalty interests using the straight-line method over a period of 15 years. Royalty interests are considered a long-lived asset that is required to be reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Impairment exists for the royalty interests if the carrying amount exceeds the estimates of future net undiscounted cash flows expected to be generated by such assets. An impairment charge is required to be recognized if the carrying amount of the asset, or asset group, exceeds its fair value.

SAFE Agreements

The Company has a Simple Agreement for Future Equity program ("SAFE"). This SAFE is one of a series of simple agreements for future equity (collectively, the "Series 1 SAFEs") issued by the Company to investors with identical terms and on the same form, except that the holder, purchase price and date of issuance may differ in each SAFE. Pursuant to the definitions of the Series 1 SAFEs, as amended, the price per share of the Next Equity Financing minus a discount of 45% will be the conversion price. The conversion price will be subject to a Valuation Cap of $15 million. As of October 31, 2019, SAFE convertible contributions amounted to $1,812,000. This amount is presented as a liability because upon conversion, the amounts will be converted into common stock.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Changes in and Disagreements With Accountants on Accounting and Financial Disclosure

None

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1, including exhibits and schedules, under the Securities Act that registers the shares of our common stock to be sold in this offering. This prospectus does not contain all the information contained in the registration statement and the exhibits and schedules filed as part of the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copies of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

Upon the completion of this offering, we will file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You can read our SEC filings, including the registration statement, at the SEC’s website at www.sec.gov.

Our website address is www. FIGIroyalty.com. The information contained in, and that can be accessed through, our website is not incorporated into and shall not be deemed to be part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

HANCOCK ASKEW & CO LLP
ACCOUNTANTS & ADVISORS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Freedom Internet Group, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Freedom Internet Group, Inc. (the Company) as of October 31, 2019, and the related statements of operations, changes in stockholders' deficit, and cash flows for the period from November 15, 2018 (inception) to October 31, 2019, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of October 31, 2019, and the results of its operations and its cash flows from November 15, 2018 (inception) to October 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Hancock Askew & Co., LLP

We have served as the Company's auditor since 2019.

Savannah, Georgia
January 10, 2020

Savannah | 912-234-8243 | 100 Riverview Drive | Savannah, GA 31404
Offices in Georgia and Florida

www.HancockAskew.com

FREEDOM INTERNET GROUP, INC.

BALANCE SHEET

October 31, 2019
ASSETS

Current Assets
Cash and cash equivalents	$1,179,497
Prepaid expenses	5,000
Due from related party	2,839
Total Current Assets	1,187,336

Royalty interests, net	495,675

Total Assets	$1,683,011

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities
Accounts payable and accrued liabilities	$7,943
Commitment reserved for SAFE agreements	1,812,000
Total Current Liabilities	1,819,943

Total Liabilities	1,819,943

COMMITMENTS AND CONTINGENCIES (NOTE 8)

Stockholders’ Deficit
Preferred Stock; $0.01 par value; 5,000,000 shares authorized; - issued and outstanding	-
Common stock; $0.01 par value; 200,000,000 shares authorized, 3,076,800 shares issued and outstanding	30,768
Additional paid-in capital	-
Accumulated deficit	(167,700)
Total Stockholders’ Deficit	(136,932)
Total Liabilities and Stockholders’ Deficit	$1,683,011

The accompanying notes are an integral part of these financial statements.

FREEDOM INTERNET GROUP, INC.

STATEMENT OF OPERATIONS

For the period since November 15, 2018 (inception) to October 31, 2019

Revenue	$--

Operating expenses
Bank fees	208
Computer	749
Consulting fees	90,000
Contractors	551
Salaries and payroll taxes	31,986
Professional fees	27,642
Office Supplies	13,278
Occupancy and related expenses	922
Other expenses	4,641
Total operating expenses	169,977

Loss from operations	(169,977)

Other income
Interest income	2,226
Other income	51
Total other income	2,277

Net loss before income taxes	(167,700)
Income tax provision	-
Net loss after income taxes	(167,700)

Net loss per common share - basic and fully diluted	(0.05)

Weighted average common shares outstanding - basic and diluted	3,076,800

The accompanying notes are an integral part of these financial statements.

FREEDOM INTERNET GROUP, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT
From the period since November 15, 2018 (inception) to October 31, 2019

	Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance, November 15, 2018 (inception)	-	$-	-	$-	$-	$-	$-

Shares issued to founders			3,076,800	30,768	-		30,768

Net loss						(167,700)	(167,700)

Balance October 31, 2019	-		$3,076,800	$30,768	$-	$(167,700)	$(136,932)

The accompanying notes are an integral part of these financial statements.

FREEDOM INTERNET GROUP, INC.

STATEMENT OF CASH FLOWS

From November 15, 2018 (inception) to October 31, 2019
Cash flows from operating activities:
Net loss	$(167,700
Adjustments to reconcile net loss to net cash used in operating activities:
Prepaid expenses	(5,000)
Due from related parties	(2,839)
Accounts payable and accrued liabilities	7,943
Net cash used in operating activities	(167,596)

Cash flows used in investing activities
Investments in royalty interests	(495,675)

Cash flows from financing activities
Contributions from S.A.F.E agreements	1,812,000
Shares issued to founders	30,768
Net cash provided from financing activities	1,842,768

Net change in cash and cash equivalents	1,179,497
Cash and cash equivalents, at beginning of period	-
Cash and cash equivalents, at end of period	$1,179,497

Supplemental cash flow information:
Interest paid	$-
Income taxes paid	$-

The accompanying notes are an integral part of these financial statements.

FREEDOM INTERNET GROUP, INC.

NOTES TO FINANCIAL STATEMENTS
For the period from November 15, 2018 (inception) to October 31, 2019

1. NATURE OF BUSINESS
On November 15, 2018 (commencement of operations), Freedom Internet Group, Inc. (the “Company”), was organized in Puerto Rico to provide Internet-focused entrepreneurs with business consulting services, centralized management services and revenue based financing.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
The accounting and reporting policies of the Company conform with accounting principles generally accepted in the United States of America, and, as such, include amounts based on judgments, estimates, and assumptions made by management that affect the reported amounts of assets and liabilities and contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company is in the development stage, which is defined as an entity devoting substantially all of its efforts to establishing a new business and for which its primary line of business has not yet begun. As of October 31, 2019, the Company was still in the process of developing its accounting policies and procedures. Following is a description of the more significant accounting policies followed by the Company:

Cash and Cash Equivalents
The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. There were no cash equivalents as of October 31, 2019.

Royalty Interests
The Company has a total of $495,675 invested in royalty interests. Royalty interests are passive (non-operating) agreements that provide us with contractual rights to a percentage of revenue produced from companies we provide funds to. We intend to adopt the policy of amortizing the cost of royalty interests using the straight-line method over a period of 15 years. Royalty interests are considered a long-lived asset that is required to be reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Impairment exists for the royalty interests if the carrying amount exceeds the estimates of future net undiscounted cash flows expected to be generated by such assets. An impairment charge is required to be recognized if the carrying amount of the asset, or asset group, exceeds its fair value.

Revenue Recognition
We intend to recognize revenue as earned based on underlying royalty agreements.

In May 2014, the Financial Accounting Standards Board issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), which supersedes nearly all existing revenue recognition guidance under U.S. GAAP. The new guidance provides a five-step process for recognizing revenue that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The new guidance also requires expanded qualitative and quantitative disclosures related to the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers. The new guidance is effective for public companies with annual reporting periods beginning after December 31, 2017, and is to be applied either retrospectively to each prior reporting period presented or retrospectively with the cumulative effect of initially applying it recognized at the date of initial adoption. Early adoption is permitted for all entities but not before the original effective date for public entities. All other entities should apply the guidance in ASU 2014-09 to annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. All other entities may apply the guidance in ASU 2014-09 earlier as of an annual reporting period beginning after December 15, 2016, including interim reporting periods within that reporting period. Under ASU 2014-09, the Company will be required to estimate the amount of royalties on the accrual basis. The Company has elected to delay the application of new accounting standards under the provisions of our status as an emerging growth company pursuant to the JOBS Act. We will adopt this standard using the full retrospective methodology for our annual period ending on October 31, 2020 as allowed by the JOBS Act. Adoption will not have a material effect on our financial statements.

Expenses are recognized when incurred. No revenue was recognized for the period ended October 31, 2019, as the primary line of business has not yet begun.

Income Taxes
 Income taxes are accounted for under the asset-and-liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the Enactment date. A valuation allowance is established for deferred tax assets that, based on management’s evaluation, are not expected to be realized.

Tax benefits of uncertain tax positions are recorded only where the position is “more likely than not” to be sustained based on their technical merits. The amount recognized is the amount that represents the largest amount of tax benefit that is greater than 50% likely of being ultimately realized. A liability is recognized for any benefit claimed or expected to be claimed, in a tax return in excess of the benefit recorded in the financial statements, along with any interest and penalty (if applicable) in such excess. The Company has no uncertain tax positions as of October 31, 2019.

Recent Accounting Standard Updates:

Cash Flows
In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash (a consensus of the Emerging Issues Task Force), which require entities to present the changes in total cash, cash equivalents, restricted cash and restricted cash equivalents in the statement of cash flows. The new guidance also requires a reconciliation of the totals in the statement of cash flows to the related captions in the balance sheet if restricted cash and restricted cash equivalents are presented in a different line item in the balance sheet. The amendments in this Update are effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. Early adoption is permitted, including adoption in an interim period. Management is currently evaluating this standard and will be closely monitoring developments and additional guidance to determine impact on the Company’s financial statements presentation. In addition to those described in detail above, the Company is also in the process of evaluating the following ASUs and does not expect them to have a material impact on the Company’s business, financial position, results of operations or disclosures:

●
ASU 2018-09, Codification Improvements

●
ASU 2018-17, Consolidation (Topic 810): Targeted Improvements to Related Party Guidance for Variable Interest Entities

Other Recently Issued Accounting Guidance
 During the period from November 15, 2018 through October 31, 2019, the FASB issued certain other accounting standard updates that were not relevant to the Company’s operations.

3. ROYALTY INTERESTS

Wiz Motions, LLC

On October 10, 2019, the Company acquired a royalty interest from Wiz Motions, LLC (“Wiz”) a limited liability company formed in the State of Wyoming. Wiz provides their clients with custom video animation explainer videos. The Company purchased a royalty interest from Wiz for $300,000 which provides it with a perpetual 10% of all future gross sales generated by Wiz through www.WizMotions.com and all other sources. The Company expects its first royalty payment from Wiz in February 2020. Royalty payments are due quarterly.

Offito, LLC

On October 15, 2019, the Company acquired a royalty interest from Offito, LLC (“Offito”) a limited liability company formed in the State of Wyoming. Offito provides their clients with an application to help monetize their website traffic. The Company purchased a royalty interest from Offito for $195,000 which provides it with a percentage of all future Net Sales as follows: 50% of the first $10,000, 35% of the next $10,000 and 25% of any amount over $20,000. The Company expects its first royalty payment from Offito in January 2020. Royalty payments are due quarterly.

4. INCOME TAXES

The Company has a tax grant (Case No. 2019-Act20-000614) pursuant to Act No. 20 of January 17, 2012, as amended. The tax exemption grant is in accordance with the applicable terms of the Act covering the performance of the eligible service activities for markets outside of Puerto Rico. The Company specializes in Consulting Services, Centralized Management Services and Trading Companies. The Company is entitled to an exemption period of twenty (20) years. During the term of the tax grant, the Company will participate in:

●
A fixed income tax rate of four percent (4%) on its Export Services Income ("ESI").

●
Sixty percent (60%) exemption with respect to the municipal license tax payments imposed by the municipal ordinance in force at the date of approval of this Grant by the Secretary, in the semester of commencement of operations.

●
One hundred percent (100%) exemption from Municipal and State taxes on real and personal property used in the Centralized Management Services activity starting on the date of commencement of operations up until five (5) years thereafter. Once the five (5) year term of total exemption expires, the Company will be subject to the ninety percent (90%) tax exemption for real and personal property used in the Centralized Management Services activity for the remaining period of the Grant.

●
Ninety percent (90%) of tax exemption for real and personal property used in the Trading Companies activity that will commence for the effective date of the Grant but it shall never be before July 26, 2018, date in which Act No. 157-2018, amending the Act was enacted. On December 10, 2018, the Governor of the Commonwealth of Puerto Rico signed into law Act No. 257-2018 (the “Act”), which amends several provisions of the Puerto Rico Internal Revenue Code of 2011, as amended.

As of October 31, 2019, Management is evaluating the Act’s impact in the Company’s financial statements. However, there are uncertainties as to how certain Act provisions will be interpreted and implemented, which could impact Management’s overall assessment and the Company’s tax provision and analysis for future years. The components of deferred tax asset at October 31, 2019, are as follow:

2019
Tax loss carryforward related to operations not covered by tax grant	$67,000
Less: Valuation Allowance	$(67,000)
Net Deferred tax asset	$-

A valuation allowance is recorded if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets may not be realized. At October 31, 2019, the Company recorded a valuation allowance for the entire deferred tax asset due to the uncertainty surrounding the timing of realizing certain tax benefits in future income tax returns. The Company has carryforward losses available to offset future taxable income not covered by the tax grants amounting to $167,700 which expires on 2029.

5. RELATED PARTY TRANSACTIONS

The Company is a member of a group of entities affiliated through common management. The Company regularly enters into transactions with related parties, at terms and conditions agreed upon by management of the Company and related parties. Amounts due from/to related parties are non-interest bearing and do not have fixed repayment terms. These amounts are payable and received in the normal course of business and related to operating transactions and cash flows needs. Net amount due from related parties as of October 31, 2019, amounted to $2,839.

6. SAFE CONVERTIBLE CONTRIBUTIONS

The Company has a Simple Agreement for Future Equity program ("SAFE"). This SAFE is one of a series of simple agreements for future equity (collectively, the "Series 1 SAFEs") issued by the Company to investors with identical terms and on the same form, except that the holder, purchase price and date of issuance may differ in each SAFE. Pursuant to the definitions of the Series 1 SAFEs, the price per share of the Next Equity Financing minus a discount of 45% will be the conversion price. The conversion price will be subject to a Valuation Cap of $15 million. As of October 31, 2019, SAFE convertible contributions amounted to $1,812,000.

7. RETIREMENT PLAN

The Company established the Freedom Internet Group Inc. 401K Plan (i.e. the “Plan”) effective January 1, 2019. The Plan covers all eligible employees that complete at least 1,000 hours of service in a 12-consecutive months period beginning with the first day of employment. Eligible employees can make Employee Deferral Contributions and Voluntary Contributions and received Matching Contributions and Profit Sharing Contributions on the: a) first day of the first month of the Plan year or b) first day of the seventh month of the Plan year coincident with or next following the date where the employee attain an age of 21 years old and one year of Eligible Service have been completed. The employees may elect to make contributions to the Plan on a pre-tax basis (i.e. Employee Deferral Contributions) up to 100% of the employee’s compensation on a pretax basis or after-tax basis (i.e. Voluntary Contributions) up to 100% of employee’s compensation. However, the combination of the two contributions may not exceed 100% of the employee compensation.

The Company is not obligated to perform matching contributions to the plan and could perform discretionary contributions as decided by management. As of October 31, 2019, no contributions to the Plan were made by the Company.

8. COMMITMENTS AND CONTINGENCIES

Rent Commitment

On November 21, 2018, the Company entered into an ongoing "Virtual Membership Agreement" for the use of an office space with a monthly fixed rate of $75. During the period ended October 31, 2019, rent expense amounted to $922.

Other Commitments

The Company entered into two consulting agreements with a third party. These services are related to the process of registering the corporation as a public company. The first consulting agreement had an effective date until January 31, 2019, with a consulting fee of $15,000. Then, a second agreement was made with a term of earlier of a (a) Company files its first 10-k or (b) April 30, 2020. Total consulting fees for this agreement is $185,000, which will be payable in the following phases:

●
$75,000 upon engagement
●
$15,000 upon filing of a prospectus
●
$15,000 upon notification by the applicable regulatory agency that the review of the prospectus has been completed
●
$15,000 upon submission of the first 10Q
●
$35,000 upon notification that the common shares have been approved for publication, listing, or quotation;
●
 $15,000 upon submission of the second 10Q
●
 $10,000 upon submission of the third 10Q and
●
 $5,000 upon submission of the first 10K

Total expense relating to these agreements for the period ended October 31, 2019, amounted to approximately $90,000.

9. RISK CONCENTRATIONS

Financial instruments that potentially expose the Company to certain concentrations of credit risk include cash in bank accounts. The cash deposits, at times, may exceed the amount insured by the Federal Deposit Insurance Corporation (“FDIC”). Beginning January 1, 2013, as per FDIC, all deposit accounts, including checking and savings accounts, money market deposit accounts and certificates of deposit are standardly insured for up to $250,000. The standard insurance coverage is per depositor, per insured bank. At October 31, 2019, the Company’s uninsured cash deposits amounted to $929,497. The Company has not experienced any losses on such accounts.

10. SUBSEQUENT EVENTS

During the period from October 31, 2019, until the date the financial statements were available to be issued, the Company evaluated subsequent events and have summarized a listing below.

Acquisition of Royalty Interest

Growth Stack, Inc.

On November 22, 2019, the Company acquired a royalty interest from Growth Stack, Inc., (“Growth Stack”) a corporation formed in the State of Nevada. Growth Stack provides their clients with various Internet applications, website tools and information services. The Company purchased a royalty interest from Growth Stack for $250,000, which provides us with a percentage of all future Net Sales (defined below) as follows: 5% of the first $100,000 of Net Sales per month, and 3% of the next $100,000 of Net Sales per month. The Company will also receive 1% of the Net Sales in excess of $200,000 per month, until it receives a total of $500,000 in aggregate royalty payments from Growth Stack. The Company is also entitled to a payment of between $500,000 and $1 million in the event (i) Growth Stack elects to buy-out the royalty interest or (ii) Growth Stack undergoes a change of control. In addition, the Company has the right of first refusal to acquire Growth Stack assets in the event the operator decides to sell, and we have received a personal guarantee for royalty payments due by the principal shareholder of Growth Stack.
Royalty payments will be due monthly.

Prospectus

_______________________

Freedom Internet Group Inc.
151 Calle San Francisco, Suite 200
San Juan, Puerto Rico 00901

Until_______________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The following table sets forth all costs and expenses, payable by us in connection with the sale of the shares being registered. All amounts shown are estimates except for the SEC registration fee.:

Expenses	Amount
SEC Registration Fee	$234
Legal Fees	$10,000
Professional Fees	$200,000
Accounting and Audit Fees	$25,000
EDGAR Filing Fees	$3,000
Blue Sky Qualifications	$7,000

Total*	$245,234

*All amounts are estimates. We have already paid approximately $148,000 of expenses and will pay the remaining expenses from our cash on hand. None of the proceeds from the offering will be needed or used to pay for any of the offering expenses.

Item 14.  Indemnification of Directors and Officers.

Our certificate of incorporation and bylaws provide for the indemnification of a present or former director or officer. We indemnify any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, but not necessarily be limited to, expenses, including attorney’s fees actually or reasonably incurred by him. Commonwealth of Puerto Rico law also provides for discretionary indemnification for each person who serves as or at our request as an officer or director. We may indemnify such individual against all costs, expenses, and liabilities incurred in a threatened, pending or completed action, suit, or proceeding brought because such individual is a director or officer. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interests. In a criminal action, he/he must not have had a reasonable cause to believe his conduct was unlawful.

We have agreed to the fullest extent permitted by applicable law, to indemnify all our officers and directors. We believe that our charter and bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

At present, there is no litigation or proceeding involving a director or officer of ours as to which indemnification is being sought, nor are we aware of any threatened litigation that may result in claims for indemnification by any officer or director.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of ours, we have been advised that in the opinion of the Securities and Exchange Commission that the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 15.  Recent Sales of Unregistered Securities.

Set forth below is information regarding all securities issued by our Company since inception on November 15, 2018.

Equity Financing

In connection with organizing our Company, on January 24, 2019 we issued 3,076,800 shares of Company common stock to Alton “Ace” Chapman, Jr., Noah Rosenfarb and Ron Rosenfarb for total consideration of $30,768, or $0.01 per share. The fair value was determined to be $0.01 per share because the shares were issued after our company was formed and at the time, the company had no assets or revenue. The shares issued to our founders are not being registered by this registration statement and we have no plans to register their shares in the future.

Series 1 SAFE Financing

On March 13, 2019, our Company closed on the issuance of a series of simple agreements for future equity (collectively, the "Series 1 SAFEs") in the principal amount of $1,812,000. Pursuant to the terms of the Series 1 SAFEs, as amended, each outstanding Series 1 SAFE will automatically convert into common shares of Company upon the closing of the Next Equity Financing (as defined). The SAFE conversion price is the price per share of the Next Equity Financing minus a discount of 45%. Next Equity Financing means the next sale (or series of related sales) by the Company of its common stock from which the Company receives gross proceeds of not less than $500,000.

We issued these securities in reliance upon the exemption under Section 4(2) of the Securities Act of 1933 based on the fact that the issuance of these shares did not involve a “public offering” due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and quantity of securities offered. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to receive a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering."

The investors who purchased securities made representations that (a) the investor is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the investor agrees not to sell or otherwise transfer the purchased securities unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the investor has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (d) the investor had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (e) the investor has no need for the liquidity in its investment in us and could afford the complete loss of such investment.

The investors negotiated the terms of the transactions directly with our executive officers. No general solicitation was used, no commission or other remuneration was paid in connection with these transactions, and no underwriter participated. Based on an analysis of the above factors, these transactions were effected in reliance on the exemption from registration provided in Section 4(a)(2) and Regulation D of the Securities Act for transactions not involving any public offering.

Other than the securities mentioned above, we have not issued or sold any securities.

Item 16. Exhibits Index.

The listed exhibits are filed with this Registration Statement:

SEC Reference Number	Title of Document	Location

3.1	Certificate of Incorporation	Filed herewith
3.2	Bylaws	Filed herewith
4.1	Form of SAFE Agreement	Filed herewith
4.11	SAFE Addendum	Filed herewith
5.1	Opinion Regarding Legality	Filed herewith
10.1	2019 Stock Incentive Plan	Filed herewith
10.2	Maxim Partners, LLC Agreement	Filed herewith
10.21	Maxim Partners, LLC Agreement Addendum	Filed herewith
10.3	Wiz Motions LLC Royalty Agreement	Filed herewith
10.4	Offito LLC Royalty Agreement	Filed herewith
10.5	Growth Stack LLC Royalty Agreement	Filed herewith
14.1	Code of Ethics	Filed herewith
23.1	Consent of Hancock Askew & Co., LLP	Filed herewith

All other Exhibits called for by Rule 601 of Regulation S-K are not applicable to this filing. Information pertaining to our common stock is contained in our Certificate of Incorporation and By-Laws.

Item 17. Undertakings.

The undersigned hereby undertakes:

(1)           to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)            To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on our behalf by the undersigned, in the City of San Juan, Commonwealth of Puerto Rico, on January 10, 2020.

FREEDOM INTERNET GROUP INC.

Date: January 10, 2020	By:	/s/ Alton “Ace” Chapman, Jr.
Alton “Ace” Chapman, Jr.
Chief Executive Officer

 Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 10, 2020.

Signature	Title	Date

/s/ Alton “Ace” Chapman, Jr.	Chief Executive Officer, Director,	Date: January 10, 2020
Alton “Ace” Chapman, Jr.

/s/ Noah Rosenfarb	Chief Financial Officer, Treasurer, Principal Financial and Accounting Officer, Chairman of the Board of Directors	Date: January 10, 2020
Noah Rosenfarb

/s/ Ronald Rosenfarb	Chief Operating Officer, Secretary	Date: January 10, 2020
Ronald Rosenfarb